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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Service Corporation International

(Name of Registrant as Specified In Its Charter)

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Service Corporation International

Proxy Statement and 2007 Annual Meeting Notice

2007 Annual Meeting

Date: Wednesday, May 9, 2007
Time: 9:00 a.m. Houston time
Place: Newmark Group Auditorium
American Funeral Service Training Center
415 Barren Springs Drive
Houston, Texas 77090

Service Corporation International
1929 Allen Parkway, P.O. Box 130548

Houston, Texas 77219-0548	April 6, 2007

Dear Shareholder,

As the owner of shares of Service Corporation International, please accept my invitation to attend the Company’s Annual Meeting of Shareholders. It is scheduled for Wednesday, May 9, 2007, at 9:00 a.m. Houston time in the Newmark Group Auditorium of the American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas. During the meeting, we will report on how our Company performed for its shareholders during 2006 and share with you our plans for the future. You will have an opportunity to ask questions, express your views, and meet members of SCI’s executive team and Board of Directors.

On behalf of the Board of Directors and our employees, I would like to express our appreciation for your continuing support. I look forward to greeting in person all shareholders who are able to join us at our Annual Meeting.

Sincerely,

R. L. Waltrip
Chairman of the Board

Service Corporation International
1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 9, 2007

To Our Shareholders:

The Annual Meeting of Shareholders of Service Corporation International (“SCI” or the “Company”) will be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas at 9:00 a.m. Houston time on May 9, 2007 for the following purposes:

1. To elect three nominees to the Board of Directors (the “Board”).

2.	To approve the appointment of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2007 fiscal year.

3.	To consider and act on a proposal to approve the Amended 1996 Incentive Plan.

4.	To transact such other business that may properly come before the meeting.

Only shareholders of record at the close of business on March 15, 2007 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares entitled to vote is required for a quorum.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience in order to ensure a quorum at the meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

James M. Shelger
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 6, 2007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
VOTING SECURITIES AND PRINCIPAL HOLDERS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT ACCOUNTANTS
PROPOSAL TO APPROVE THE AMENDED 1996 INCENTIVE PLAN
OTHER MATTERS
ANNEX A

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

PROXY STATEMENT

Proxy Voting: Questions & Answers

Q: Who is entitled to vote?
A: Shareholders of record who held common stock of SCI at the close of business on March 15, 2007 are entitled to vote at the 2007 Annual Meeting. As of the close of business on that date, there were outstanding 294,610,236 shares of SCI common stock, $1.00 par value (“Common Stock”).

Q: What are shareholders being asked to vote on?
A: Shareholders are being asked to vote on the following items at the 2007 Annual Meeting:

•	Election of three nominees to the Board of Directors.

•	Approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2007 fiscal year.

•	Approval of the Amended 1996 Incentive Plan.

The Company will also transact such other business as may properly come before the meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the 2007 Annual Meeting is required for approval of each of the proposals.

Q: How do I vote my shares?
A: You can vote your shares using one of the following methods:

•	Vote through the Internet at www.proxyvote.com using the instructions on the proxy card.

•	Vote by telephone using the toll-free number shown on the proxy card.

•	Complete, sign and return a written proxy card in the pre-stamped envelope provided.

•	Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Unless you are planning to vote at the meeting, your vote must be received on or before May 8, 2007.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier voting instructions.

Q: What if I want to vote in person at the Annual Meeting?
A: The Notice of Meeting provides details of the date, time and place of the 2007 Annual Meeting, if you wish to vote in person.

Q: How does the Board of Directors recommend voting?
A: The Board of Directors recommends voting:

•	FOR each of the three nominees to the Board of Directors. Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”.

•	FOR approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm (the “independent accountants”) for the 2007 fiscal year.

•	FOR approval of the Amended 1996 Incentive Plan.

Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

Q: If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?
A: By submitting your proxy, you authorize the persons named on the proxy card to use their discretion in voting on any other matter properly brought before the Annual Meeting. At the date hereof, SCI does not know of any other business to be considered at the Annual Meeting.

Q: Why is it important to vote via the internet or telephone, or send in my proxy card so that it is received on or before May 8, 2007?
A: The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of SCI common stock as of March 15, 2007 is present at the meeting in person or by proxy. It is for this reason that we urge you to vote via the internet or telephone or send in your completed proxy card(s) as soon as possible, so that your shares can be voted even if you cannot attend the meeting.

Q: Can I revoke my proxy once I have given it?
A: Yes. Your proxy, even though executed and returned, may be revoked any time prior to the time that it is voted at the Annual Meeting by a later-dated proxy or by written notice of revocation filed with the Secretary, James M. Shelger. Alternatively, you can attend the Annual Meeting, revoke your proxy in person, and vote at the meeting itself.

Q: How will the votes be counted?
A: Each properly executed proxy received in time for the 2007 Annual Meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein (or for other nominees as provided above), for approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants and for approval of the Amended 1996 Incentive Plan. Holders of SCI common stock are entitled to one vote per share on each matter considered at the Annual Meeting. In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of directors, as shares to which voting power has been withheld.

Q: What if my SCI shares are held through a bank or broker?
A: If your shares are held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. A “broker non-vote” refers to a proxy that votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our Annual Meeting: for purposes of determining whether a quorum is present, a broker non-vote is deemed to be present at the meeting; for purposes of the election of directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.

Q: How does a shareholder or interested party communicate with the Board of Directors, committees or individual directors?
A: Any shareholder or interested party may communicate with the Board of Directors, any committee of the Board, the non-management directors as a group or any director, by sending written communications addressed to the Board of Directors of Service Corporation International, a Board committee, the non-management directors or such individual director or directors, c/o Corporate Secretary, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors (or other addressee) at the next regular Board meeting.

Q: What is the Company’s Web address?
A: The SCI home page is www.sci-corp.com. At the website, the following information is available for viewing. This information is also available in print to any shareholder who requests it.

•	Bylaws of SCI

•	Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

•	Corporate Governance Guidelines

•	Principles of Conduct and Ethics for the Board of Directors

•	Code of Conduct and Ethics for Officers and Employees

This Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card are first being mailed to shareholders beginning on or about April 6, 2007.

ELECTION OF DIRECTORS

The Board of Directors consists of eleven members and is divided into three classes, each with a staggered term of three years. At this year’s Annual Meeting, shareholders will be asked to elect three directors to the Board. These directors will be elected for three-year terms expiring in 2010. Set forth below are profiles for each of the three candidates nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election by shareholders at this year’s Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING NOMINEES.

Alan R. Buckwalter, III
Age: 60	Director Since: 2003	Term Expires: 2010

Mr. Buckwalter retired in 2003 as Chairman of J.P. Morgan Chase Bank, South Region after a career of over 30 years in banking that involved management of corporate, commercial, capital markets, international, private banking and retail departments. He served as head of the Banking Division and Leveraged Finance Unit within the Banking and Corporate Finance Group of Chemical Bank and Chairman and CEO of Chase Bank of Texas. Mr. Buckwalter has attended executive management programs at Harvard Business School and the Stanford Executive Program at Stanford University. He is a Board member of the National Association of Corporate Directors (Houston chapter). He is also an avid community volunteer, serving on the Boards of Texas Medical Center, the American Red Cross (Houston chapter) and BCM Technologies, Inc.

SCI Common Shares Beneficially Owned(1): 57,587
Other Directorships Currently Held: Plains Exploration and Production Company

Victor L. Lund
Age: 59	Director Since: 2000	Term Expires: 2010

Since December 2006, Mr. Lund served as Chairman of the Board of DemandTec, Inc., a private software company. From May 2002 to December 2004, Mr. Lund served as Chairman of the Board of Mariner Healthcare, Inc. From 1999 to 2002, he served as Vice Chairman of the Board of Albertsons, Inc. prior to which he had a 22-year career with American Stores Company in various positions, including Chairman of the Board and Chief Executive Officer, Chief Financial Officer and Corporate Controller. Prior to that time, Mr. Lund was a practicing audit CPA for five years, held a CPA license and received the highest score on the CPA exam in the State of Utah in the year that he was licensed. He also holds an MBA and a BA in Accounting.

SCI Common Shares Beneficially Owned(1): 81,767
Other Directorships Currently Held: Borders Group Inc., Del Monte Foods Company and NCR Corporation

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

John W. Mecom, Jr.
Age: 67	Director Since: 1983	Term Expires: 2010

Mr. Mecom has been involved in the purchase, management and sale of business interests in a variety of industries. He has owned and managed over 500,000 acres of surface and mineral interests throughout the U.S. He has been involved in the purchase, renovation, management and sale of luxury hotels in the U.S., Peru and Mexico. He purchased the New Orleans Saints NFL team in 1967 and sold his interest in 1985. He is currently Chairman of the John W. Mecom Company, principal owner of John Gardiner’s Tennis Ranch and Chairman of the Board and principal owner of Rhino Pak (a contract blender and packer for the petroleum industry).

SCI Common Shares Beneficially Owned(1): 70,199
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

The following are profiles of the other continuing directors currently serving on the Board of SCI:

R. L. Waltrip
Age: 76	Director Since: 1962	Term Expires: 2009

Mr. Waltrip is the founder and Chairman of the Board of SCI. He has provided invaluable leadership to the Company for over 40 years. A licensed funeral director, Mr. Waltrip grew up in his family’s funeral business and assumed management of the firm in the 1950s. He began buying additional funeral homes in the 1960s and achieved significant cost efficiencies through the “cluster” strategy of sharing pooled resources among numerous locations. At the end of 2006, the network he began had grown to include more than 2,000 funeral service locations and cemeteries. Mr. Waltrip took SCI public in 1969. Mr. Waltrip holds a bachelor’s degree in business administration from the University of Houston.

SCI Common Shares Beneficially Owned(1): 8,401,295(2)
Other Directorships Currently Held: None

Thomas L. Ryan
Age: 41	Director Since: 2004	Term Expires: 2008

Mr. Ryan was elected Chief Executive Officer of Service Corporation International in February 2005 and has served as President of SCI since July 2002. Mr. Ryan joined the Company in 1996 and served in a variety of financial management roles until November 2000, when he was asked to serve as Chief Executive Officer of European Operations. In July 2002, Mr. Ryan was appointed Chief Operating Officer of SCI, a position he held until February 2005. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. He holds a bachelor’s degree in business administration from the University of Texas at Austin. Mr. Ryan is a member of the Young Presidents’ Organization and serves on the Board of Trustees of the Texas Gulf Coast United Way.

SCI Common Shares Beneficially Owned(1): 1,248,332(3)
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 6,678,269 shares which may be acquired by Mr. R. L. Waltrip upon exercise of stock options exercisable within 60 days of March 15, 2007.

(3) Includes 804,800 shares which may be acquired by Mr. Ryan upon exercise of stock options exercisable within 60 days of March 15, 2007.

Anthony L. Coelho
Age: 64	Director Since: 1991	Term Expires: 2009

Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989. After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services. From October 1995 to September 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000. Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He is currently serving as Chairman of the Board of the Epilepsy Foundation.

SCI Common Shares Beneficially Owned(1): 91,735
Other Directorships Currently Held: CepTor Corporation, Stem Cell Innovation, Inc. and Warren Resources, Inc.

A.J. Foyt, Jr.
Age: 72	Director Since: 1974	Term Expires: 2009

Mr. Foyt achieved prominence as a racing driver who was the first four-time winner of the Indianapolis 500. His racing career spanned four decades and three continents — North America, Europe and Australia. Since his retirement from racing in 1994, Mr. Foyt has engaged in a variety of commercial and entrepreneurial ventures. He is the President and owner of A. J. Foyt Enterprises, Inc. (assembly, exhibition and competition with high-speed engines and racing vehicles), and has owned and operated car dealerships that bear his name. He has also been involved in a number of commercial real estate investment and development projects, and has served as a director of a Texas bank.

SCI Common Shares Beneficially Owned(1): 139,628
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Malcolm Gillis
Age: 66	Director Since: 2004	Term Expires: 2008

Malcolm Gillis, Ph.D., is a University Professor and former President of Rice University, a position he held from 1993 to June 2004. He is an internationally respected academician and widely published author in the field of economics with major experience in fiscal reform and environmental policy. Dr. Gillis has taught at Harvard and Duke Universities and has held named professorships at Duke and Rice Universities. He has served as a consultant to numerous U.S. agencies and foreign governments. Additionally, he has held memberships in many national and international committees, boards, and advisory councils. He holds Bachelor’s and Master’s degrees from the University of Florida and a Doctorate from the University of Illinois.

SCI Common Shares Beneficially Owned(1): 30,165
Other Directorships Currently Held: Electronic Data Systems Corp., Halliburton Co. and Introgen Therapeutics, Inc.

Clifton H. Morris, Jr.
Age: 71	Director Since: 1990	Term Expires: 2008

Mr. Morris has been Chairman of AmeriCredit Corp. (financing of automotive vehicles) since May 1988, previously having served as Chief Executive Officer and President of that company. Previously, he served as Chief Financial Officer of Cash America International, prior to which he owned his own public accounting firm. He is a certified public accountant with 44 years of certification, a Lifetime Member of the Texas Society of Certified Public Accountants and an Honorary Member of the American Institute of Certified Public Accountants. Mr. Morris was instrumental in the early formulation and initial public offerings of SCI, Cash America International and AmeriCredit Corp., all of which are now listed on the New York Stock Exchange. From 1966 to 1971, he served as Vice President of treasury and other financial positions at SCI, returning to serve on the Company’s Board of Directors in 1990. Mr. Morris was named 2001 Business Executive of the Year by the Fort Worth Business Hall of Fame. He is also an avid community volunteer, having served on the Community Foundation of North Texas, Fort Worth Chamber of Commerce and Fort Worth Country Day School.

SCI Common Shares Beneficially Owned(1): 114,227
Other Directorships Currently Held: AmeriCredit Corp.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

W. Blair Waltrip
Age: 52	Director Since: 1986	Term Expires: 2008

Mr. Waltrip held various positions with SCI from 1977 to 2000, including serving as Vice President of Corporate Development, Senior Vice President of Funeral Operations, Executive Vice President of SCI’s real estate division, Chairman and CEO of Service Corporation International (Canada) Limited (a subsidiary taken public on The Toronto Stock Exchange) and Executive Vice President of SCI. Mr. Waltrip’s experience has provided him with knowledge of almost all aspects of the Company and its industry with specific expertise in North American funeral/cemetery operations and real estate management. Since leaving SCI in 2000, Mr. Waltrip has been an independent investor, primarily engaged in overseeing family and trust investments. Mr. Waltrip is the son of SCI’s founder, R. L. Waltrip.

SCI Common Shares Beneficially Owned(1): 2,136,202
Other Directorships Currently Held: Sanders Morris Harris Group Inc.

Edward E. Williams
Age: 61	Director Since: 1991	Term Expires: 2009

Dr. Williams holds the Henry Gardiner Symonds Chair (an endowed professorship) and is Director of the Entrepreneurship Program at the Jesse H. Jones Graduate School of Management at Rice University, where he teaches classes on entrepreneurship, value creation, venture capital investing, business valuations, leveraged buyouts and the acquisition of existing concerns. Dr. Williams has been named by Business Week as the Number Two Entrepreneurship Professor in the United States. Dr. Williams holds a PhD with specialization in Finance, Accounting and Economics. He has taught finance, accounting, economics and entrepreneurship at the graduate level, has written numerous articles in finance, accounting, economics and entrepreneurship journals, has taught courses in financial statement analysis and continues to do academic research in his areas of specialty. He is the author or co-author of over 40 articles and nine books on business planning, entrepreneurship, investment analysis, accounting and finance.

SCI Common Shares Beneficially Owned(1): 239,660
Other Directorships Currently Held: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Board Composition and Meetings

The Board of SCI is comprised of a majority of independent directors. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board are all comprised entirely of directors who are independent within the meaning of Securities and Exchange Commission regulations and the listing standards of the New York Stock Exchange. The Board of Directors held five meetings in 2006. Each Board member attended at least 75% of the total number of meetings of the Board and Board committees on which he served. Although the Board does not have a policy on director attendance at annual meetings, eight Board members attended the Company’s 2006 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the shareholder considers appropriate. To be considered, the written recommendation from a shareholder must be received by the Company’s Corporate Secretary at least 120 calendar days prior to the anniversary of the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee will consider the available information concerning the nominee, including the Committee’s own knowledge of the prospective nominee, and may seek additional information or an interview. If the Committee determines that further consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the prospective nominee’s integrity, character and accountability;

•	the prospective nominee’s ability to provide wise and thoughtful counsel on a broad range of issues;

•	the prospective nominee’s financial literacy and ability to read and understand financial statements and other indices of financial performance;

•	the prospective nominee’s ability to work effectively as part of a team with mature confidence;

•	the prospective nominee’s ability to provide counsel to management in developing creative solutions and in identifying innovative opportunities; and

•	the commitment of the prospective nominee to prepare for and attend meetings and to be accessible to management and other directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Director Independence

In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines incorporate the director independence standards of the New York Stock Exchange. The portion of the Guidelines addressing director independence is as follows:

“3.1 Board Independence

The majority of the Board of Directors of SCI will be comprised of independent directors, meaning directors who have no material relationship with SCI (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with SCI). In addition, the Audit, Compensation, and

Nominating and Corporate Governance Committees of SCI will be comprised entirely of independent directors.

The Nominating and Corporate Governance Committee of SCI will review the independence of SCI’s directors on an ongoing basis to ensure that Board and Board committee composition is consistent with these principles and with the rules of the New York Stock Exchange and/or other applicable rules.”

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2007. For this review, the Board considered the findings and recommendations of the Nominating and Corporate Governance Committee. The Board and the Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards set forth in the Guidelines, with the exception of R. L. Waltrip, Thomas L. Ryan and W. Blair Waltrip. Messrs. R. L. Waltrip and Ryan are considered inside directors because of their employment as senior executives of the Company. Mr. W. Blair Waltrip is considered a non-independent director because he is the son of an executive officer, Mr. R. L. Waltrip.

Board Committees

Name of Committee
and Members	Functions of the Committee

Audit Committee Victor L. Lund (Chair) Alan R. Buckwalter, III Malcolm Gillis Clifton H. Morris, Jr. Edward E. Williams Meetings In 2006 Five
• Assists the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance and the performance of the Company’s internal audit function.
• Reviews the annual audited financial statements with SCI management and the independent accountants, including items noted under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any major issues regarding accounting principles and practices. This includes a review of analysis by management and by the independent accountants of any significant financial reporting issues and judgments made in the preparation of the financial statements, including the effect of alternative GAAP methods.

• Reviews SCI’s quarterly financial statements with management and the independent accountants prior to the release of quarterly earnings and the filing of quarterly reports with the SEC, including the results of the independent accountants’ reviews of the quarterly financial statements.

• Reviews with management and the independent accountants the effect of any major changes to SCI’s accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on SCI’s financial statements.

• Oversees and reviews the performance and effectiveness of SCI’s internal audit function.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Audit Committee (Cont’d)
• Reviews the qualifications, independence and performance of the independent accountants annually and recommends the appointment or re-appointment of the independent accountants. The Audit Committee is directly responsible for the engagement, compensation and replacement, if appropriate, of the independent accountants.

• Meets regularly with the independent accountants without SCI management present. Reviews with the independent accountants any audit problems or difficulties and management’s responses to address these issues.

• Meets with SCI management at least quarterly to review any matters the Audit Committee believes should be discussed.

• Meets with SCI management and the independent accountants to review SCI’s significant financial risks and steps management has taken to monitor and control such exposures.

• Reviews with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements.

• Reviews and discusses summary reports from SCI’s Careline, a toll-free number available to Company employees and customers to make anonymous reports of any complaints or issues regarding infringements of ethical or professional practice by any SCI employee regarding financial matters; discusses with SCI management actions taken in response to any significant issues arising from these summaries.

• In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee also reviews reports relative to the effectiveness of SCI’s internal control over financial reporting, including obtaining and reviewing a report by the independent accountants regarding management’s assessment of the effectiveness of SCI’s internal control over financial reporting. The Audit Committee reviews any material issues raised by the most recent assessment of the effectiveness of SCI’s internal control over financial reporting or by any inquiry or investigation within the past five years, and any steps taken to deal with such issues.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Nominating and Corporate Governance Committee Clifton H. Morris, Jr. (Chair) Alan R. Buckwalter, III A.J. Foyt, Jr. Victor L. Lund John W. Mecom, Jr. Edward E. Williams Meetings In 2006 Four
• Oversees the composition of the Board of Directors of SCI and the Board committees, including the process for identifying and recruiting new candidates for the Board, developing a re-nomination review process for current Board members and considering nominees recommended by shareholders in accordance with the Company’s bylaws.
• Makes recommendations to the Board with respect to the nomination of candidates for Board membership and committee assignments for Board members, including the chairmanships of the Board committees.
• Provides leadership to the Board in the development of corporate governance principles and practices, including the development of Corporate Governance Guidelines and a Code of Business Conduct and Ethics.
• In conjunction with the full Board, oversees CEO succession planning and reviews succession plans for other SCI executives, including the development of both short-term (emergency) and long-term CEO succession plans, and leadership development planning. Monitors progress against these plans and reports to the full Board on this issue at least annually.
• Develops and leads the annual Board evaluation of the performance of the CEO and presents the results of this evaluation to the full Board for discussion and approval.

• With outside assistance, when needed, makes recommendations to the full Board with respect to compensation for Board members.

• Oversees the development of orientation programs for new Board members in conjunction with SCI’s Chairman.

• Oversees continuing education sessions for SCI directors. This includes monitoring various director education courses offered by universities and other institutions, making recommendations to the Board as to which of these might be most useful to attend, and developing other education initiatives that may be practical and useful to Board members, including development of a program for Board member visits to SCI sites and facilities.

• Oversees and implements the annual process for assessment of the performance of SCI’s Board as a whole and of the Nominating and Corporate Governance Committee, and coordinates the annual performance assessment of the Audit, Compensation and Investment Committees.

• Oversees and implements the individual peer review process for assessment of the performance of individual members of the Board.

• The Committee Chair presides at executive sessions of non-management directors held during every SCI Board meeting.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Investment Committee Edward E. Williams (Chair) Anthony L. Coelho S. Malcolm Gillis John W. Mecom, Jr. W. Blair Waltrip Meetings In 2006 Four
• Assists the Board of Directors in fulfilling its responsibility in the management of internal and external assets. Internal assets are short-term investments for the Company’s own account. External assets are funds received by the Company and placed in Trust in accordance with applicable state laws related to prearranged sale of funerals, cemetery merchandise and services and perpetual care funds (“Trusts”) which are deposited with financial institutions (the “Trustees”).
• Works in conjunction with the Investment Operating Committee of SCI, a committee comprised of senior SCI officers and other managers, which supports the Investment Committee by providing day-to-day oversight of the investments. The Investment Committee’s policies are implemented through the Investment Operating Committee of SCI.
• Provides guidance to the Trustees regarding the management of the SCI U.S. Trust funds.
• Determines that the Trusts’ assets are prudently and effectively managed.
• Reviews, approves and recommends to the Trustees an investment policy for the Trust funds including (1) asset allocation, (2) individual consideration of each Trust type, (3) acceptable risk levels, (4) total return or income objectives and (5) investment guidelines relating to eligible investments, diversification and concentration restrictions, and performance objectives for specific managers or other investments.

• Evaluates performance of the Trustees and approves changes if needed.

• Monitors adherence to investment policy and evaluates performance based on achieving stated objectives.

• Oversight responsibility for the Company’s cash investments on a short term basis.

• Oversight responsibility for the Company’s prearranged funeral insurance.

• By law, the Trustees are ultimately responsible for all investment decisions. However, the Investment Committee in conjunction with the Investment Operating Committee and a consultant, recommends investment policies and guidelines and investment manager changes to the Trustees.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Compensation Committee Alan R. Buckwalter, III (Chair) Anthony L. Coelho Malcolm Gillis Victor L. Lund John W. Mecom, Jr. Meetings In 2006 Four
• Oversees the compensation program for SCI’s executive officers with a view to ensuring that such program attracts, motivates and retains executive personnel and relates directly to objectives of the Company and stockholders as well as the operating performance of the Company.
• Sets compensation for the CEO of SCI, and reviews and approves compensation for all other SCI executive officers, including base salaries, short and long-term incentive compensation plans and awards and certain benefits.
• Determines appropriate individual and Company performance measures, including goals and objectives, to be used in reviewing performance for the purposes of setting compensation for the CEO and other executive officers as well as appropriate peer group companies to review for comparative purposes with respect to compensation decisions.
• Approves any executive employment contracts for SCI’s officers, including the Chairman and the CEO.
• Retains, as appropriate, compensation consultants to assist the Committee in fulfilling its responsibilities. The consultants report directly to the Committee, which has sole authority to approve the terms of their engagement, including their fees.

• Determines and adjusts SCI stock ownership guidelines for officers, including the review at least annually of officer compliance with such guidelines.

Executive Committee Robert L. Waltrip (Chair) Alan R. Buckwalter, III Victor L. Lund Clifton H. Morris, Jr. Thomas L. Ryan Meetings In 2006 Two
• Has authority to exercise many of the powers of the full Board between Board meetings.
• Is available to meet in circumstances where it is impractical to call a meeting of the full Board and there is urgency for Board discussion and decision-making on a specific issue.

Director Compensation

The following table sets forth director compensation for 2006. The table and following discussion apply to directors who are not employees (outside directors). Employees who are directors do not receive director fees or participate in director compensation.

2006 Director Compensation Table

			Change in Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid	Stock	Compensation	All Other
Name	in Cash	Awards	Earnings(1)	Compensation(2)	Total
Alan R. Buckwalter, III	$102,000	$81,750	NA	$39,343	$223,093
Anthony L. Coelho	81,500	81,750	$5,072	0	168,322
A.J. Foyt	58,000	81,750	15,003	7,138	161,891
Malcolm Gillis	88,000	81,750	NA	10,975	180,725
Victor L. Lund	98,000	81,750	NA	75,378	255,128
John W. Mecom, Jr.	86,000	81,750	11,345	20,009	199,104
Clifton H. Morris, Jr.	83,000	81,750	7,093	13,609	185,452
W. Blair Waltrip	62,000	81,750	NA	5,716	149,466
Edward E. Williams	102,000	81,750	6,942	0	190,692

(1)	Amounts in this column include increases in the actuarial present values of benefits as discussed under “Directors’ Retirement Plan” below. With respect to Dr. Williams, the column also includes a portion of earnings on his deferred meeting fees. Of the total $14,941 in interest accrued for Dr. Williams’ deferred account, $2,886 is considered “above market” under SEC rules and included in this column.

(2)	Amounts in this column are discussed under “Use of Company Aircraft” below.

Stock Award: Annual Retainer

Under the Amended and Restated Director Fee Plan, all outside directors receive an annual retainer of 10,000 shares of Common Stock of SCI or, at each director’s option, deferred Common Stock equivalents. The award is made once a year on the date of the Annual Meeting of Shareholders. Accordingly, each outside director received 10,000 shares of Common Stock or deferred Common Stock equivalents on May 11, 2006. The fair market value of the award is set forth in the column “Stock Awards” in the table above. For dividends pertaining to a director’s deferred Common Stock equivalents, the dividends are reinvested in additional deferred Common Stock equivalents based on the fair market value of Common Stock on the dividend record date.

Meeting Fees

In addition to the annual retainer, all outside directors receive $10,000 for each Board meeting attended and receive a further attendance fee for each Committee meeting attended as follows: Audit Committee Chair $6,000, each other committee chair $5,000, Audit Committee members $4,000, and each other committee member $3,000. The total meeting fees for each director is set forth in column “Fees earned or paid in cash” in the table above.

Directors may elect to defer all or any of their meeting fees. The account balance of any deferred fees accrue interest at a rate equal to the weighted average interest rate of SCI’s consolidated debt as published in our Annual Report.

Directors’ Retirement Plan

Effective January 1, 2001, the Non-Employee Directors’ Retirement Plan was amended such that only years of service prior to 2001 are considered for vesting purposes. Non-employee directors who served on the Board prior to that time and were participants in the plan are entitled to receive annual retirement benefits of $42,500 per year for ten years, subject to a vesting schedule, based on their years of Board service. Retirement benefits vested in 25% increments at the end of five, eight, eleven and fifteen years of credited service, except that the benefits vest completely in the event of death while the participant is still a member of the Board or in the event of a change of control of SCI (as defined in the plan). The increases in the actuarial present values of benefits under the plan are reflected in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the table above.

Use of Company Aircraft

Each outside director is allowed to use two aircraft leased by the Company under cancelable leases for a maximum of 25 flight hours per year for personal reasons. The director must reimburse the Company for any such usage at an hourly rate pursuant to a time-sharing agreement governed by Federal Aviation Regulations. The Company also values such usage on the basis of the incremental cost to the Company of such use. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For 2006, the incremental cost of personal use of Company aircraft, less the amounts reimbursed from the directors to the Company, are reflected in the column “All Other Compensation” in the table above.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•	align executive pay and benefits with the performance of the Company; and

•	attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives.

Role of the Compensation Committee

The Compensation Committee of the Company reviews the executive compensation program of the Company to ensure that it is adequate to attract, motivate and retain well-qualified executive officers who will maximize shareholder returns and that it is directly and materially related to the short-term and long-term objectives of the Company and its stockholders as well as the operating performance of the Company. To carry out its role, among other things, the Compensation Committee:

•	reviews appropriate criteria for establishing performance targets for executive compensation;

•	determines appropriate levels of executive compensation by annually conducting a thorough competitive evaluation, reviewing proprietary and proxy information, and consulting with and receiving advice from an independent executive compensation consulting firm;

•	ensures that the Company’s executive stock plan, long-term incentive plan, annual incentive compensation plan and other executive compensation plans are administered in accordance with compensation objectives; and

•	approves all new equity-based compensation programs.

Compensation Philosophy and Process

The Company’s compensation philosophy as implemented through the Compensation Committee is to match executive compensation with the performance of the Company and the individual by using several compensation components for our executives. The components of our compensation program for our executives consist of:

•	annual base salaries;

•	annual performance-based incentives paid in cash;

•	long-term performance-based incentives delivered in stock options, restricted stock and performance units;

•	retirement plans providing for financial security.

Our overall compensation philosophy is to target our direct compensation for executives within the range of the market median of the Comparison Group as discussed below, with opportunities to exceed the targeted median compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives. We believe these targeted levels are appropriate in order to motivate, reward, and retain our executives, who each have leadership talents and expertise that make them attractive to other companies.

Compensation decisions are made by our Compensation Committee, based in part on input from Towers Perrin, the Compensation Committee’s third-party independent consultant. Towers Perrin is retained by and reports directly to the Compensation Committee, which has the authority to approve Towers Perrin’s fees and any other terms of engagement. Clark Consulting is retained by and reports directly to the Compensation Committee and provides advice as to executive benefit programs such as executive life insurance benefits and deferred compensation arrangements. Annually, the Compensation Committee reviews the fee structure and services provided by their compensation and benefits independent consultants in order to affirm their continuation as consultants or to assist the Compensation Committee in the selection of new consultants, if appropriate.

In November of each year, Towers Perrin presents to the Compensation Committee comparative data, including benchmarking results discussed below. For the Chairman and the CEO, the Compensation Committee is exclusively responsible for the determination of all components of compensation and does not receive input or recommendations from Company management. For other Named Executive Officers, the Compensation Committee receives additional recommendations from our CEO and our Vice President Human Resources for base salary and long-term incentive compensation. In February, the Compensation Committee reviews the data and recommendations and sets the compensation components of annual base salary, annual performance-based incentives and long-term incentives for that year.

Named Executive Officers

The summary compensation tables set forth in this proxy statement show total compensation for our chief executive officer, our chief financial officer, the three next most highly compensated executive officers, and our former chief financial officer, who served in such capacity until June 30, 2006. The references to Named Executive Officers in this discussion exclude Mr. Curtiss, our former chief financial officer. A discussion of his compensation is set forth separately below under “Certain Information with Respect to Officers and Directors — Executive Employment Agreements — Former Executive Officer.”

Benchmarking Tools

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Compensation Committee uses benchmarking tools and surveys presented by Towers Perrin. The published and private survey sources consisted of Towers Perrin 2006 Executive Compensation Database and 2006 Long-Term Incentive Plan Report. Competitive data from the published/private survey sources represent pay rates for similar positions in general industry companies with annual revenues that are similar to SCI. We refer to those companies as the “Comparison Group.” Where available, Towers Perrin uses single regression data to develop the compensation statistics used for comparison purposes.

In addition, Towers Perrin performs a proxy comparison analysis of the top five officer positions among the group of 36 companies which comprise the Value Line Diversified Companies Index (the “Value Line Group”). The Company’s Performance Unit Plan measures total shareholder return (“TSR”) relative to the Value Line Group as discussed below, while all other components of our compensation program use the Comparison Group as the reference point.

Annual Base Salaries

We pay annual base salaries to our Named Executive Officers under employment agreements. Each November, we review the list and terms of Named Executive Officers and other officers with employment agreements in effect and determine whether to extend, modify or allow the agreements to expire. See “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below. These agreements provide that the base salaries of the Named Executive Officers may be increased at the sole discretion of the Compensation Committee.

Based on the review of the benchmarking and survey data from the Comparison Group, we determined that the current targeted salary levels of the Named Executive Officers are within range of the market median of salaries of the Comparison Group, except for Mr. Tanzberger, who became our CFO on June 30, 2006 and whose salary falls below the 25th percentile. Mr. Tanzberger’s base salary will be moved progressively towards the target base salary level over time based on performance in his new role. We target the base salary levels of our Named Executive Officers at the 50th percentile because we believe that level is appropriate to motivate and retain our Named Executive Officers, who each have leadership talents and business expertise that make them attractive to other companies.

Effective January 1, 2006, none of the Named Executive Officers received a salary adjustment as it was determined their existing salaries were appropriate based on the competitive market data. The only Named Executive Officer receiving a salary adjustment was Mr. Tanzberger, who received a salary increase of $50,000 to $300,000, which was effective on April 1, 2006 in anticipation of his new role as Senior Vice President and CFO effective on June 30, 2006. The fact that some Named Executive Officers did not receive a salary increase in 2006 does not indicate dissatisfaction with their performance, but simply a recognition that their salary level was already at the target level.

Effective January 1, 2007, the Compensation Committee made the following salary adjustments: Mr. Ryan received an adjustment of $100,000 to $900,000; Mr. Webb received an adjustment of $25,000 to $600,000; and Mr. Tanzberger received an adjustment of $75,000 to $375,000.

Annual Performance-Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our executive officers on financial and operational objectives that the Compensation Committee believes are primary drivers of our common stock price over time. In February, 2006 when the target annual performance-based incentive awards were established, we used the following performance measures for all of our Named Executive Officers:

•	Normalized earnings per share, which we define as the Company’s fully-diluted earnings per share calculated in accordance with US Generally Accepted Accounting Principles for the measurement period as reported in the Company’s financial results utilizing a 35% effective tax rate. The earnings per share for such bonus calculation is adjusted to exclude the following:

1.	Special restructuring charges

2.	The cumulative effect of any changes in accounting principles

3.	Any extraordinary gain or loss or correction of an error

4.	Any gain or loss recorded in association with the sale of a business or excess land

5.	The gain or loss associated with the repurchase of debt

6.	Currency gains or losses

•	Consolidated operating cash flow, which we calculate by adjusting Cash Flows from Operating Activities calculated in accordance with US Generally Accepted Accounting Principles to exclude:

1.	Non-recurring transactional related tax refunds or payments

2.	Cash payments associated with material litigation settlements

3.	Elective cash receipts or payments that are non-recurring included in cash flow from operations

4.	The non-cash impact on Cash Flow from Operations of FAS 123 implementation related to accounting for deferred taxes on stock options

5.	The tender premiums paid on early extinguishment of debt

•	Comparable revenue growth, which we define as comparable same store revenue (that is, revenue of locations that were owned for the entire measurement period) as of December 31, 2006 for comparable North American funeral and cemetery locations and excludes:

1.	Revenues associated with (i) Kenyon International Emergency Services, and (ii) floral transactions, which revenues are non-comparable to prior years

For 2006, we weighted the performance measures as follows: 50% Normalized earnings per share and 25% each for Consolidated operating cash flow and Comparable revenue growth. The Compensation Committee established performance targets based on these measures during the first quarter of 2006 for the performance period from January 1 through December 31, 2006. The targets for these specific performance measures were:

Normalized earnings per share at $0.34
Consolidated operating cash flow at $303,000,000
Comparable revenue growth at 2.5%.

The Compensation Committee established target performance-based incentive award levels for 2006 generally between the 50th and 75th percentile level of the Comparison Group for the Named Executive Officers. This is consistent with our overall compensation philosophy to target direct compensation of our Named Executive Officers within the range of the market median of the Comparison Group, to recognize achievement for greater levels of performance and to motivate and retain the executive level talent. As such, if SCI achieves the performance targets established by the Compensation Committee, executive officers would receive incentive awards at this targeted level. Actual incentive awards are proportionately decreased or increased on the basis of SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels. The maximum individual annual performance-based incentive award that could have been granted for 2006 was $4,000,000. The award is based on base salary on the last day of the measurement period.

For 2006, SCI performed significantly above each of the performance measures resulting in the Named Executive Officers receiving annual performance-based incentives paid in cash at 184% of the target performance-based incentive award levels.

For 2007, the Compensation Committee established in February 2007 target annual performance-based incentives between the 50th and 75th percentile level of the Comparison Group for the Named Executive Officers, which results in target awards as follows:

Target Award
(% of Base Salary)

R.L. Waltrip	100%
Thomas L. Ryan	100%
Michael R. Webb	100%
James M. Shelger	60%
Eric D. Tanzberger	60%

For 2007, we will use performance measures of Normalized earnings per share (as previously defined) and a modified cash flow measure. We elected not to utilize Comparable revenue growth because of measurement considerations stemming from the Alderwoods acquisition and from our planned divestitures. Our modifications to the cash flow measure include the necessary capital investment component of our recurring cash flows. As modified, the cash flow measure is:

•	Free cash flow, which we calculate by adjusting Cash Flows From Operating Activities calculated in accordance with US Generally Accepted Accounting Principles by:

(1)	Excluding:

(a)	Cash federal and state income taxes paid

(b)	Cash payments to terminate remaining SCI and Alderwoods pension plans

(c)	Alderwoods merger-related transition costs that are included in Cash Flows From Operating Activities

(2)	Deducting capital expenditures for capital improvements at existing facilities and capital expenditures to develop cemetery property

We will weight each performance measure at 50%. The targets for the 2007 performance measures are generally consistent with or within range of the guidance in the financial outlook for 2007 that we set forth in our Form 8-K furnished February 20, 2007. Actual incentive awards will be proportionately decreased or increased on the basis of SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels which can only be realized if we reach or exceed the upper ranges of our guidance for 2007.

Long-Term Incentive Compensation

In 2006, our long-term incentive compensation program consisted of three components to provide greater balance and focus for the Named Executive Officers and represents a competitive growing practice of using various types of long-term incentive devices. Each form of long term incentive is designed to ensure that appropriate focus is given to driving the Company’s stock price appreciation, managing the ongoing operations and implementing strategy and ensuring superior total shareholder returns. The program consists of equal targeted expected value delivered for long-term incentives in the form of:

(i) Stock Options
(ii) Restricted Stock and
(iii) Performance Units

The total targeted expected value of the three awards for our Named Executive Officers was generally established within range of the market median of the Comparison Group, with exceptions by individual. We believe that the grant of significant annual equity awards further links the interests of senior management and the Company’s stockholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. Although the Compensation Committee does not consider current stock ownership levels in determining equity awards, we do annually review the ownership levels and progress towards established ownership guidelines that we established in 2004, as discussed below.

Stock Options

The purpose of using stock options is to reward executive officers based on an increase in our stock price. In February of each year, the Compensation Committee sets the components of the long-term incentive compensation for that year. Stock options are granted at an exercise price equal to 100% of the fair market value of SCI common stock on the grant date. Stock options vest at a rate of one third per year and have an eight-year term. The Compensation Committee establishes an economic value of stock options to be awarded and relies on Towers Perrin to calculate the number of stock options substantially equivalent to those economic values. For the February 2006 grant, Towers Perrin utilized a Black-Scholes calculation to determine the stock option grant amounts. Subsequently, Towers Perrin changed its option valuing methodology and now uses a binominal option pricing ratio model. Utilizing the Towers Perrin option valuing methodology allows better comparison of SCI option grants to market rates as reflected in the Towers Perrin database.

Restricted Stock

The purpose of using restricted stock with vesting provisions is to assist in retaining our executive officers and encouraging stock ownership. The restricted stock awards are made at the same time as the stock option grants, vest at a rate of one-third per year and are based on the estimated grant date value of the restricted shares.

Performance Units

The purpose of using performance units is to reward executive officers for effective management of the business over a multi-year period. In addition, the performance units allow executive officers to retain or build their SCI stock ownership by providing liquidity that can be applied to taxes associated with option exercises and restricted stock vestings. The performance unit component is settled in cash at the end of a three-year performance period. Each performance unit is valued at $1.00 and the actual payout may vary by a range of 0% to 200% of the targeted award established by the Compensation Committee. The Performance Unit Plan measures the 3 year total shareholder return (TSR) relative to the companies in the Value Line Group. The Value Line Group consists of a diversified group of 36 companies, many of which are in service related industries. These companies range in size and industries, and provide a reasonable cross-section of companies and results for comparison purposes. TSR is defined as $100 invested in SCI common stock on the first day of the performance cycle, with dividends reinvested, compared to $100 invested in each of the companies in the Value Line Group, with dividend reinvestment during the same period.

For the 2004 – 2006 performance cycle, the closing stock price determinations as of December 31, 2003 and December 31, 2006 were used to calculate the awards due participants. For this performance cycle, the participants earned the maximum award of 200% based on TSR greater than 30% and at the 75th percentile or better ranking relative to the Value Line Group.

For the 2006 – 2008 performance cycle, the Compensation Committee granted performance units with performance awards ranging from 0% to 200% as set forth below in the “Grants of Plan-Based Awards” table. A target award is earned if SCI’s TSR relative ranking is at the 50th percentile of the TSR of the Value Line Group and total SCI shareholder return is positive.

For the 2007 – 2009 performance cycle, the plan provisions for the grants covering the 2006 — 2008 performance cycle were utilized.

2007 Long-Term Incentive Awards

In February 2007, we awarded grants of stock options, restricted stock and performance units to Named Executive Officers as set forth in the table below. These amounts are not reflected in the compensation tables elsewhere in this proxy statement

	2007 Grants
	Stock Options	Restricted Stock	Performance Units
Name	Grant (Shares)	Grant (Shares)	Grant (Units)

R. L. Waltrip	224,000	56,400	713,400
Thomas L. Ryan	420,000	106,000	1,338,000
Michael R. Webb	210,000	52,900	668,800
James M. Shelger	56,000	14,100	178,300
Eric D. Tanzberger	84,000	21,100	267,500

Stock Ownership Guidelines

In 2004, we established stock ownership guidelines for officers. Share ownership is achieved through open market purchases of SCI stock, shares acquired in the company sponsored 401(k) plan, vesting of restricted stock, shares retained after exercise of stock options, beneficial shares held in trust and gifted shares. The table below sets forth our ownership guidelines for 2006 – 2007 for the Named Executive Officers.

Target Holdings
Title	(# of Shares)

Chairman of the Board	680,000
President and Chief Executive Officer	570,000
Executive Vice President and Chief Operating Officer	250,000
Senior Vice President	160,000
Vice President	60,000

At March 15, 2007, Messrs. Waltrip, Shelger and Webb had attained or exceeded their ownership guideline levels. The other Named Executive Officers have not served in their roles long enough yet to achieve those ownership levels.

Employment Agreements

The Company has employment agreements with Messrs. R.L. Waltrip, Thomas L. Ryan, Michael R. Webb, James M. Shelger and Eric D. Tanzberger. These agreements have current terms expiring December 31, 2007. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party.

For further discussion of these agreements, refer to “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below.

Retirement Plans

We believe that financial security during retirement can be as important as financial security before retirement. We previously maintained a Cash Balance Plan and a Supplemental Executive Retirement Plan for Senior Officers, both of which ceased accruing benefits in 2000. In 2005, we implemented an Executive Deferred Compensation Plan for our executive officers which includes a Company contribution for retirement.

Our Cash Balance Plan is a defined benefit plan under which our Named Executive Officers accrued benefits until December 31, 2000. No further contributions are made by the Company, but plan accounts continue to accrue interest. At retirement or termination, the participant may choose to receive his vested benefit as a lump-sum distribution, a monthly payment or a rollover to an IRA or other tax qualified plan. In August of 2006, the Board of Directors authorized the termination of the Cash Balance Plan. The participant’s account balance will be distributed to participants during 2007 in the form of an annuity or a rollover to the company’s 401(k) Plan or an IRA at the participant’s election.

Our Supplemental Executive Retirement Plan for Senior Officers is a non-qualified plan under which our Named Executive Officers accrued benefits until December 31, 2000. No additional benefits will accrue after 2000. Each participant is entitled at age 60 to the annual payment of the full amount of his benefit.

In an effort to provide a more competitive compensation package to retain and recruit executive level talent, the Compensation Committee approved a supplemental retirement and deferred compensation plan for its executive officers, the 2005 Executive Deferred Compensation Plan. This plan allows for an annual retirement contribution of 7.5% and a performance-based contribution targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in the Annual Performance-Based Incentives Paid In Cash above. The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan allows for individual deferral of base salary, annual performance-based incentives paid in cash, and long-term incentive program components payable in cash (performance unit awards). The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans. In February 2007, the Company made the following contributions under the plan:

	7.5% Retirement	13.8% Performance
Name	Contribution	Contribution	Total

R.L. Waltrip	NA	NA	NA
Thomas L. Ryan	$170,366	$313,370	$483,736
Michael R. Webb	122,450	225,235	347,685
James M. Shelger	63,110	116,084	179,194
Eric D. Tanzberger	47,332	87,063	134,395

We also offer a 401(k) plan to our employees, including our executive officers. In 2001, the Company initiated the 401(k) Retirement Savings Plan for elective contributions by participants and matching contributions by the Company up to prescribed limits established by the Board of Directors and specific IRS limitations as a replacement for the Cash Balance Plan. Participants may elect to defer up to 50% of salary and bonus into the Plan subject to the annual IRS contribution limit of $15,000 excluding the $5,000 catch-up contributions for eligible for participants age 50 and older. The Company’s match ranges from 75% to 135% of employee deferrals based on their years of company service up. The match is applied to a maximum of 6% of an officer’s salary and annual performance-based incentive.

Perquisites and Personal Benefits

We provide various personal benefits to our executive officers which are generally provided by other companies and become an expected component of the overall remuneration for executive talent, including:

•	personal use of Company aircraft — officers are entitled to certain hours of use of the Company’s leased aircraft for personal reasons in accordance with the Company’s usage policy approved by the Board of Directors and pursuant to a signed time-sharing agreement which is governed by FAA regulations. Each officer is required to sign the time-sharing agreement prior to using the Company aircraft. In accordance with the agreement, officers are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to time-sharing agreements. Catering and pilot travel expenses are charged as incurred. Hours allowed are based on title and approved by the Board. Such personal use is treated as taxable compensation to the executive to the extent the IRS valuation of the personal aircraft usage exceeds the value submitted to the Company from the executive pursuant to the time-sharing agreement.

•	security and transportation services — provided to the Chairman of the Board as approved by the Compensation Committee

•	club memberships — provided to officers and select members of management who have a recurring job related need to entertain outside clients or prospective clients. Monthly dues are reimbursable, but expressly excluded are initiation fees, food service and general assessments.

•	financial and legal planning and tax preparation — provided to officers to encourage critical document preparation and financial planning advice for effective tax and retirement planning

•	supplemental medical reimbursements — provided to officers and managing directors. The insured benefit product covers out of pocket medical expenses, exclusive of required premium contributions by participants in the Company’s medical and dental plans, and is a valued benefit provided at modest annual cost per participant.

•	enhanced long-term disability insurance — In 2006, the Compensation Committee approved enhancements to this program to a more common design to protect the officer in the event of a long- term disability determination, replacing 60% of the executive’s annual cash compensation in the event of disability.

•	enhanced life insurance — In 2006, the committee approved the executive life insurance program for officers to more accurately reflect the competitive offerings in the marketplace. The program covers 3.5 times the executive’s annual salary and bonus.

Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes or 401(k) contribution purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Alan R. Buckwalter, III (Chairman)
Anthony L. Coelho
Malcolm Gillis
Victor L. Lund
John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

Compensation

The following table sets forth information for the year ended December 31, 2006 with respect to the Chief Executive Officer, the Chief Financial Officers and the three other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Total” column in the table reduced by the amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
			Restricted		Non-Equity	Deferred
Name and			Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
R. L. Waltrip	2006	$950,000	$541,961	$922,979	$2,999,454	$0	$565,793	$5,980,187
Chairman of the Board
Thomas L. Ryan	2006	800,000	550,288	516,552	2,175,540	5,414	472,311	4,520,105
President and Chief Executive Officer
Michael R. Webb	2006	575,000	313,504	286,727	1,624,669	18,200	409,675	3,227,775
Executive Vice President and Chief Operating Officer
James M. Shelger	2006	400,000	138,194	233,431	735,462	82,802	273,285	1,863,174
Senior Vice President General Counsel and Secretary
Eric D. Tanzberger	2006	286,538	111,105	60,049	488,097	2,847	156,403	1,105,039
Senior Vice President and Chief Financial Officer
Jeffrey E. Curtiss	2006	255,769	103,033	86,790	313,000	11,371	182,559	952,522
Formerly Senior Vice President and Chief Financial Officer

(1)	The Restricted Stock Awards and Option Awards columns set forth the dollar amounts recognized for financial statement reporting purposes for restricted stock and stock options with respect to 2006 in accordance with FAS 123R. The assumptions made for the valuations of the awards are set forth in note 4 to the consolidated financial statements included in the SCI 2006 Annual Report. During 2006, the following stock options of executives expired: Mr. Waltrip, 440,000 shares at an exercise price of $22.6250 per share and 400,000 shares at an exercise price of $35.7813 per share; Mr. Webb, 20,000 shares at an exercise price of $35.7813 per share; Mr. Shelger, 55,000 shares at an exercise price of $35.7813 per share.

(2)	The Non-Equity Incentive Plan Compensation is composed of the following:

	Annual Performance-Based	Performance Units 2004-2006
	Incentive Paid in Cash	Performance Period

R.L. Waltrip	$1,747,454	$1,252,000
Thomas L. Ryan	1,471,540	704,000
Michael R. Webb	1,057,669	567,000
James M. Shelger	441,462	294,000
Eric D. Tanzberger	331,097	157,000
Jeffrey E. Curtiss	—	313,000

(3)	This column sets forth the change in the actuarial present value of each executive’s accumulated benefit in 2006 for the following plans:

		Supplemental Executive
		Retirement Plan for
	Cash Balance Plan	Senior Officers

R.L. Waltrip	0	0
Thomas L. Ryan	$1,785	$3,629
Michael R. Webb	5,417	12,783
James M. Shelger	11,922	70,880
Eric D. Tanzberger	1,091	1,756
Jeffrey E. Curtiss	0	11,371

The assumptions made for quantifying the present value of the benefits are set forth in note 17 to the consolidated financial statements included in the SCI 2006 Annual Report. Mr. Waltrip’s accounts experienced a decline because he received payments under the plans in 2006 (including his last payment under the SERP for Senior Officers). The actuarial present value of his account (i) in the Cash Balance Plan decreased $24,020, and (ii) in the SERP for Senior Officers decreased $1,082,807.

(4) All Other Compensation includes the following:

2006 All Other Compensation

					Perquisites
	Contributions
	To Deferred	Contributions	Life		Personal	Security and		Medical	Club
	Compensation	to 401(k)	Insurance	Disability	Use of	Transpor-	Financial	Reimburse-	Member-
Name	Plan(a)	Plan(a)	Related(b)	Insurance(c)	Aircraft(d)	tation(e)	Planning(f)	ment(g)	ships(h)
R. L. Waltrip		$17,820	$184,859		$147,168	$176,751	$24,211	$14,983
Thomas L. Ryan	$419,972	14,520	6,042	$12,719	8,675		3,954	6,430
Michael R. Webb	323,024	17,820	8,376	18,232	31,214		1,375	6,588	$3,045
James M. Shelger	188,816	17,820	40,213	8,261			6,278	11,896
Eric D. Tanzberger	105,052	14,520	1,857		19,997		2,119	10,062	2,797
Jeffrey E. Curtiss	168,298	6,132	2,585				3,000	2,545

(a)	The amounts represent contributions by the Company to the accounts of executives in the plans identified in the table.

(b)	For Mr. Waltrip the amount in this column represents $182,420 for reimbursement of life insurance premium and related taxes for split dollar life insurance and $2,439 for term life insurance premiums. For Mr. Shelger, the amount represents $30,129 for reimbursement of life insurance premium and related taxes for split dollar life insurance and $10,084 for term and supplemental life insurance premiums. For the other executives, the amounts represent payment for term life insurance premiums or supplemental life insurance.

(c)	The amounts represent the costs of premiums for enhanced long-term disability insurance.

(d)	The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the executive to the Company. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For each flight, the executive must reimburse the Company at an hourly rate pursuant to a time-sharing agreement governed by Federal Aviation Regulations. The amounts reflected in the table above are the total incremental costs reduced by the amounts of such executive reimbursements.

(e)	The amount in this column represents the costs of providing for Mr. Waltrip an automobile ($23,831), personal security and driving services of an employee ($80,631) and guard and alarm services at his residence ($72,289).

(f)	The amounts represent payments by the Company for tax and financial planning services incurred by the executives.

(g)	The amounts represent payments by the Company to the executive for medical expenses which are incurred but which are not reimbursed to the executive by the Company’s health insurance.

(h)	The amounts represent the costs of club memberships, excluding initiation fees, food service and general assessments.

Grants of Plan-Based Awards

The following table sets forth plan-based awards granted in 2006.

Grants of Plan-Based Awards

						All Other	All Other	Exercise	Closing
		Estimated Future Payouts				Restricted	Option Awards:	or Base	Market	Grant Date
		Under Non-Equity Incentive Plan Awards				Stock Awards:	Number of	Price of	Price on	Fair Value
						Number of	Securities	Option	Date of	of Stock
	Grant	Performance	Threshold	Target	Maximum	Shares	Underlying	Awards	Grant	and Option
Name	Date	units (#)	($)	($)	($)	of Stock	Options	($/Sh)	($/Sh)	Awards ($)
R. L. Waltrip	02/07/06		$47,500	$950,000	$1,900,000
	02/07/06	665,800	166,450	665,800	1,331,600
	02/07/06					70,200				$578,448
	02/07/06						189,400	$8.24	$8.24	617,577
Thomas L. Ryan	02/07/06		40,000	800,000	1,600,000
	02/07/06	915,500	228,875	915,500	1,831,000
	02/07/06					96,500				795,160
	02/07/06						260,400	8.24	8.24	849,086
Michael R. Webb	02/07/06		28,750	575,000	1,150,000
	02/07/06	416,200	104,050	416,200	832,400
	02/07/06					43,900				361,736
	02/07/06						118,400	8.24	8.24	386,067
James M. Shelger	02/07/06		12,000	240,000	480,000
	02/07/06	166,500	41,625	166,500	333,000
	02/07/06					17,600				145,024
	02/07/06						47,300	8.24	8.24	154,231
Eric D. Tanzberger	02/07/06		9,000	180,000	360,000
	02/07/06	145,700	36,425	145,700	291,400
	02/07/06					15,400				126,896
	02/07/06						41,400	8.24	8.24	134,993
Jeffrey E. Curtiss	02/07/06		0	0	0
	02/07/06	0	0	0	0
	02/07/06					0				0
	02/07/06						0	0	0	0

In the table above, the four lines pertaining to each Named Executive Officer relate to the following:

•	First line — Annual Performance-Based Incentives Paid in Cash

•	Second line — Performance Units

•	Third line — Restricted Stock

•	Fourth line — Stock Options

The material terms of each such element of compensation are described previously in the “Compensation Discussion and Analysis.”

The performance units are settled in cash at the end of a three-year performance period. In addition the performance units provide for pro rata vesting in the event of (i) death, (ii) disability, (iii) retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, or (iv) termination by the Company not for cause. The pro rata vesting is determined by the number of months of service by the executive during the three-year performance period, divided by 36 (which is the number of months in a performance period). For a change of control of the Company, the performance units vest 100% and will be paid at target.

The restricted stock grants and stock option grants vest one-third per year. In addition, the restricted stock grants and stock option grants vest 100% in the event of (i) death, (ii) disability, (iii) retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, (iv) termination by the Company not for cause, or (v) change of control of the Company.

Holders of restricted stock receive dividend payments at the same rate as holders of outstanding shares of SCI common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and restricted stock that has not vested as of the end our last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards					Stock Awards
							Market
						Number of	Value of
						Shares or	Shares or
	Number of	Number of				Units of	Units of
	Securities	Securities				Stock	Stock
	Underlying	Underlying		Option		That	That
	Unexercised	Unexercised		Exercise	Option	Have Not	Have Not
	Options	Options		Price	Expiration	Vested(5)	Vested
Name	(#)	(#)		($)	Date	(#)	($)
	Exercisable	Unexercisable
R.L. Waltrip	1,613,003			$12.8750	11/09/2007	147,534	$1,512,224
	400,000			14.8125	03/10/2007
	800,000			19.4688	05/12/2007
	800,000			6.6563	01/12/2008
	400,000			2.3750	08/09/2008
	1,400,000			3.7450	02/14/2009
	1,000,000			5.0650	02/13/2010
	68,000	34,000	(1)	6.8050	02/10/2012
	50,066	100,134	(2)	6.9000	02/08/2013
		189,400	(3)	8.2400	02/07/2014
Thomas L. Ryan	20,000			14.8125	03/10/2007	169,534	1,737,724
	10,000			19.4688	05/12/2007
	75,000			6.6563	01/12/2008
	37,500			2.3750	08/09/2008
	200,000			3.7450	02/14/2009
	100,000			5.0650	02/13/2010
	100,000			2.9250	08/14/2010
	38,333	19,167	(1)	6.8050	02/10/2012
	59,000	118,000	(2)	6.9000	02/08/2013
		260,400	(3)	8.2400	02/07/2014
Michael R. Webb	20,000			14.8125	03/10/2007	89,768	920,122
	20,000			19.4688	05/12/2007
	75,000			6.6563	01/12/2008
	37,500			2.3750	08/09/2008
	200,000			3.7450	02/14/2009
	100,000			5.0650	02/13/2010
	100,000			2.9250	08/14/2010
	30,666	15,334	(1)	6.8050	02/10/2012
	33,966	67,934	(2)	6.9000	02/08/2013
		118,400	(3)	8.2400	02/07/2014

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards						Stock Awards
								Market
							Number of	Value of
							Shares or	Shares or
	Number of		Number of				Units of	Units of
	Securities		Securities				Stock	Stock
	Underlying		Underlying		Option		That	That
	Unexercised		Unexercised		Exercise	Option	Have Not	Have Not
	Options		Options		Price	Expiration	Vested(5)	Vested
Name	(#)		(#)		($)	Date	(#)	($)
	Exercisable		Unexercisable
James M. Shelger	91,120				$16.8438	08/07/2009	38,168	$391,222
	50,000				14.8125	03/10/2007
	50,000				19.4688	05/12/2007
	150,000				6.6563	01/12/2008
	75,000				2.3750	08/09/2008
	400,000				3.7450	02/14/2009
	200,000				5.0650	02/13/2010
	16,000		8,000	(1)	6.8050	02/10/2012
	14,300		28,600	(2)	6.9000	02/08/2013
			47,300	(3)	8.2400	02/07/2014
Eric D. Tanzberger	75,000				6.6563	01/12/2008	32,801	336,210
	168,000				3.7450	02/14/2009
	100,000				5.0650	02/13/2010
	8,333		4,167	(1)	6.8050	02/10/2012
			41,400	(3)	8.2400	02/07/2014
Jeffrey E. Curtiss	200,000				6.6563	01/12/2008	22,734	233,024
	100,000	(4)			2.3750	08/09/2008
	400,000				3.7450	02/14/2009
	250,000				5.0650	02/13/2010
	17,000		8,500	(1)	6.8050	02/10/2012
	16,100		32,200	(2)	6.9000	02/08/2013

(1)	These unexercisable options expiring 02/10/2012 vest 100% on 02/10/2007.

(2)	These unexercisable options expiring on 02/08/2013 vest 50% on 02/08/2007 and 50% on 02/08/2008.

(3)	These unexercisable options expiring 02/07/2014 vest 33 1/3 on each of 02/07/2007, 02/07,2008 and 02/07/2009.

(4)	These options for 100,000 shares were transferred by Mr. Curtiss to trusts for the benefit of certain family members. Mr. Curtiss disclaims beneficial ownership of these options.

(5)	The restricted stock for each person in the table vests as follows:

	Shares	Shares	Shares	Shares	Shares	Shares
	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting
	02/07/2007	02/08/2007	02/10/2007	02/07/2008	02/08/2008	02/07/2009

R.L. Waltrip	23,400	24,000	29,334	23,400	24,000	23,400
Thomas L. Ryan	32,166	28,267	16,500	32,167	28,267	32,167
Michael R. Webb	14,633	16,267	13,334	14,633	16,267	14,634
James M. Shelger	5,866	6,867	6,834	5,867	6,867	5,867
Eric D. Tanzberger	5,133	6,867	3,667	5,133	6,867	5,134
Jeffrey E. Curtiss	0	7,700	7,334	0	7,700	0

Options Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of restricted stock during the last fiscal year on an aggregated basis.

Option Exercises and Stock Vested for the Year Ended December 31, 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

R.L. Waltrip			53,333	$442,264
Thomas L. Ryan			44,767	370,012
Michael R. Webb			29,600	245,016
James M. Shelger			13,700	113,502
Eric D. Tanzberger	50,000	$327,025	10,534	87,034
Jeffrey E. Curtiss			15,033	124,521

Pension Plans

The following table sets forth information regarding the Cash Balance Plan and the SERP for Senior Officers as of December 31, 2006.

Pension Benefits

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

R. L. Waltrip	Cash Balance Plan	50	$818,306	$118,852
	SERP for Sr. Officers	50	0	1,110,773
Thomas L. Ryan	Cash Balance Plan	10	35,957	0
	SERP for Sr. Officers	10	66,734	0
Michael R. Webb	Cash Balance Plan	16	109,122	0
	SERP for Sr. Officers	16	235,099	0
James M. Shelger	Cash Balance Plan	25	240,159	0
	SERP for Sr. Officers	25	1,303,588	0
Eric D. Tanzberger	Cash Balance Plan	9	21,966	0
	SERP for Sr. Officers	10	32,299	0
Jeffrey E. Curtiss	Cash Balance Plan	NA	0	0
	SERP for Sr. Officers	7	209,124	0

(1)	The assumptions made for calculating the present value of accumulated benefit are set forth in note 17 to the consolidated financial statements included in the SCI 2006 Annual Report.

SCI Cash Balance Plan

The SCI Cash Balance Plan is a defined benefit plan which we amended effective January 1, 2001 to provide that the Company would not make any further contributions under the plan after 2000. Each participant in the plan has an account which, until December 31, 2000, was credited each year that a participant qualified with a Company contribution (based on annual compensation and years of benefit service) and interest. Plan accounts continue to accrue interest and, for 2006, interest for each account was credited at the annual rate of 5.35%. We are in the process of terminating the Cash Balance Plan. We expect to liquidate all plan assets and complete the plan termination in 2007.

At retirement or termination, the participant may elect to receive his or her vested benefit as a lump sum distribution, a monthly payout or a rollover to an IRA or other tax qualified plan. Normal Retirement Age is defined in the SCI Cash Balance Plan as (1) the date upon which a member attains age 65 or (2) in the case of an employee who becomes a member of the SCI Cash Balance Plan after the age of 60, it will be the fifth anniversary of the date that such member became a participant.

Supplemental Executive Retirement Plan for Senior Officers

In 2000, we amended the Supplemental Executive Retirement Plan for Senior Officers (“SERP for Senior Officers”) effective January 1, 2001. Under the amendment, no additional benefits will accrue and no employees shall become eligible to participate in the plan after 2000.

The SERP for Senior Officers is a non-qualified plan which covers certain executive officers and certain regional operating officers, including the Named Executive Officers. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. The amounts of benefits under the plan were previously set by the Compensation Committee from time to time. The Compensation Committee previously set guidelines such that the annual benefits would generally equal a percentage (75% for the CEO and lesser percentages for the other officers) of a participant’s 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant’s benefits under Social Security and the SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant’s years of service and the denominator is the number of years from the participant’s hire date until he reaches age 60.

Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age 55. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

2005 Executive Deferred Compensation Plan

The following table provides information concerning contributions, earnings and other information under the 2005 Executive Deferred Compensation Plan.

Nonqualified Deferred Compensation in 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

R.L. Waltrip	NA	NA	NA	NA	NA
Thomas L. Ryan	$96,000	$419,972	$40,233	0	$556,206
Michael R. Webb	69,000	323,024	30,099	0	422,124
James M. Shelger	40,000	188,816	18,672	0	247,488
Eric D. Tanzberger	25,788	105,052	8,597	0	139,437
Jeffrey E. Curtiss	153,231	168,298	10,620	0	332,149

(1)	These executive contributions were all from salary and are included in the Summary Compensation Table under the “Salary” column.

(2)	The registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	The earnings reflect the returns of the measurement funds selected by the executives and are not included in the Summary Compensation Table.

The 2005 Executive Deferred Compensation Plan is a supplemental retirement and deferred compensation plan for executive officers. The plan allows for Company contributions, including contributions of 7.5% and performance-based contributions targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in “Compensation Discussion and Analysis — Annual Performance-Based Incentives Paid in Cash.” The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans.

Company contributions to the plan generally vest over three years, except that 401(k) restoration matches vest 100% when contributed. If a participant dies, becomes disabled, retires on or after age 60 with five years of service, or in the event of a change of control of the Company as defined in the plan, the participant immediately vests 100% in the Company’s contributions.

In addition, the plan allows for an individual participant to defer portions of his or her base salary, annual performance-based incentives paid in cash and performance units. The participant may defer up to 80% to 90% of such amounts. All of these amounts are 100% vested.

Each participant may elect measurement funds, which are based on certain mutual funds, for the purpose of crediting or debiting additional amounts to his or her account balance. A participant may change his or her measurement funds election at any time. The Compensation Committee determines which measurement funds will be available for participants. For 2006, the available measurement funds, and their respective returns, were as follows:

2006 Calendar
Fund Name	Year Return

Alger American Small Cap	20.02%
Davis Value	15.00%
Fidelity VIP Contrafund	11.72%
Fidelity VIP Index 500	15.73%
Fidelity VIP Mid Cap	12.70%
Fidelity VIP Overseas	18.08%
Janus Aspen Series Forty	9.35%
Janus Aspen Series Mid Cap Growth	13.61%
MainStay VP Cash Management	4.58%
MainStay VP High Yield Corporate Bond	12.03%
MainStay VP Mid Cap Value	14.05%
Morgan Stanley UIF Emerging Markets Debt	10.81%
NYLIC General Account Fund	4.20%
PIMCO VIT Real Return Bond	0.72%
PIMCO VIT Total Return bond	3.85%
Royce Small-Cap	15.57%
T. Rowe Price Equity Income	18.97%
T. Rowe Price Limited-Term Bond	4.08%

A participant may generally elect to receive distribution at termination in a lump sum or in installments of up to five-fifteen years. With regard to the participant’s contributions, the participant may schedule other distribution dates. For death, disability or change of control of the Company, the participant is entitled to a lump sum payment within 60 days.

Executive Employment Agreements

Current Executive Officers

The Company has employment agreements with Messrs. R.L. Waltrip, Thomas L. Ryan, Michael R. Webb, James M. Shelger and Eric D. Tanzberger. These agreements have current terms expiring December 31, 2007. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Company’s decision to authorize renewal, the employment agreement will not be extended.

These agreements provide for base salaries which may be increased by the Compensation Committee in its sole discretion, and the right to participate in bonus and other compensation and benefit arrangements. As of March 15, 2007, the base salaries for Messrs. R.L. Waltrip, Ryan, Webb, Shelger and Tanzberger were $950,000, $900,000, $600,000, $400,000 and $375,000, respectively.

Pursuant to the agreements, in the event of termination of employment due to the executive’s voluntary termination, the executive will be entitled to receive (i) salary earned to the date of termination and (ii) any incentive compensation that had been determined by the Compensation Committee but not yet paid. In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive (i) his salary through the end of his employment term, and (ii) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the annual performance-based incentive bonus the executive would have received if he had remained an employee through his employment term (“Pro Rated Bonus”). In the event of termination by the Company without cause, the executive will be entitled to receive two years salary in a lump sum, Pro Rated Bonus and continuation of health benefits for two years. In the event of termination by the Company for cause, the executive will not be entitled to any further payments under the employment agreement. “Cause” includes conviction of a crime involving moral turpitude, failure to follow Company policy or directives, willful and persistent failure to attend to his duties, gross negligence or willful misconduct, and violation of his obligations under the employment agreement.

In the event of a change of control of the Company (as defined below) and the subsequent termination of the executive without cause or voluntary termination by the executive for Good Reason (as defined below) during the two years following the change of control, the executive will be entitled to the following.

•	A lump sum equal to three, multiplied by the sum of the executive’s annual salary plus target annual performance-based incentive bonus (“Target Bonus”).

•	An amount equal to his target annual performance-based incentive bonus, prorated to the date of the change of control (“Partial Bonus”).

•	Continuation of health benefits for three years.

“Good Reason” means relocation of the executive by more than 50 miles, reduction in base salary or bonus or other compensation programs, or reduction in the executive’s aggregate benefits.

If any payments under the employment agreement or under the benefit plans of the Company would subject the executive to any excise tax under the Internal Revenue Code, the executive will also be entitled to receive an additional payment in an amount such that, after the payment of all taxes (income and excise), he will be in the same after-tax position as if no excise tax had been imposed. The agreements have incorporated language requiring compliance with IRC §409A which could result in delays of the payments discussed above.

Upon termination of his employment, each executive (other than Mr. R.L. Waltrip) will be subject, at the Company’s option, to a non-competition obligation for a period of one year which the Company may extend for one additional year. If the Company elects to have the non-competition provisions apply, the Company will make payments to the executive during the non-competition period at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment (other than within twenty-four months after a change of control for certain specified reasons), in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments.

With regard to Mr. R.L. Waltrip, his employment agreement provides that he will be subject to a 10 year non-competition obligation. However, SCI will not be required to make any further payments to Mr. Waltrip for the non-competition obligation.

  Change of Control

Under the employment agreements, a change in control would include any of the following:

•	Any individual, entity or group acquires 20 percent or more of our common stock or voting securities (excluding certain acquisitions involving SCI or an SCI benefit plan or certain reorganization, merger or consolidation transactions);

•	Our incumbent directors cease to constitute a majority of our directors (our incumbent directors include persons nominated by the existing Board or Executive Committee);

•	Our shareholders approve certain reorganizations, mergers or consolidations; or

•	Our shareholders approve certain liquidations, dissolutions or sales of substantially all assets of SCI.

However, such a reorganization, merger, consolidation or sale of assets would not constitute a change of control if:

(1)	More than 60% of the surviving corporation’s common stock and voting shares is owned by our shareholders (in the same proportion that our shareholders owned shares in SCI before the transaction);

(2)	No person (excluding SCI, any benefit plan of SCI or the surviving corporation, and a person owning 20% of SCI common stock or voting securities before the transaction) owns 20% or more of the common stock or voting shares of the surviving corporation; and

(3)	A majority of the surviving corporation’s Board members were incumbent SCI directors when the transaction agreement was entered.

  Former Executive Officer

Jeffrey E. Curtiss retired as Senior Vice President and Chief Financial Officer on June 30, 2006. He has remained and will remain an employee for a transitional period ending in February 2008. In connection therewith, the Company replaced Mr. Curtiss’ employment agreement which had contained the same terms as those of the current executives discussed above. Under the new agreement, Mr. Curtiss’ annual base salary for July 1, 2006 to December 31, 2006 was reduced to $100,000 and thereafter his annual base salary is $50,000. Mr. Curtiss is not entitled to receive further participation in annual incentives or grants of restricted stock, stock options or performance units. His participation in stock options, restricted stock and performance units granted prior to 2006 will continue until his new employment agreement terminates in February 2008.

Potential Payments Upon Termination

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below. In addition, each Named Executive Officer will be entitled to receive his benefits described in the preceding tables titled “Pension Benefits” and “2006 Nonqualified Deferred Compensation.”

R.L. Waltrip

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-29-06	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,900,000	$2,850,000	$950,000	$950,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,850,000
Pro Rated Bonus		1,747,454		1,747,454	1,747,454
Partial Bonus			950,000
Long Term Incentives
Performance Units
2004-2006 (performance period)	$1,252,000	1,252,000	626,000	1,252,000	1,252,000
2005-2007 (performance period)	922,500	922,500	562,500	922,500	922,500
2006-2008 (performance period)	417,235	417,235	665,800	417,235	417,235
Stock Options
Unvested and Accelerated	1,235,254	1,235,254	1,235,254	1,235,254	1,235,254
Restricted Stock
Unvested and Accelerated	1,512,224	1,512,224	1,512,224	1,512,224	1,512,224
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated
Post-retirement Health Care		24,107	32,272
Life Insurance Proceeds					2,150,000
Disability Insurance Benefits				233,000
280G Tax Gross-up			0
Total:	$5,339,213	$9,010,773	$11,284,050	$8,269,667	$10,186,667

Thomas L. Ryan

		Involuntary	Change of Control:
Executive Benefits and Payments	Voluntary	Not for Cause	Involuntary or Good
Upon Termination as of 12-29-06	Termination	Termination	Reason Termination	Disability	Death
Compensation:
Base Salary		$1,600,000	$2,400,000	$800,000	$800,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,400,000
Pro Rated Bonus		1,471,540		1,471,540	1,471,540
Partial Bonus			800,000
Long Term Incentives
Performance Units
2004-2006 (performance period)		704,000	352,000	704,000	704,000
2005-2007 (performance period)		1,087,156	662,900	1,087,156	1,087,156
2006-2008 (performance period)		573,713	915,500	573,713	573,713
Stock Options
Unvested and Accelerated		984,734	984,734	984,734	984,734
Restricted Stock
Unvested and Accelerated		1,737,724	1,737,724	1,737,724	1,737,724
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			178,196	178,196	178,196
Post-retirement Health Care		29,743	40,726
Life Insurance Proceeds					4,779,355
Disability Insurance Benefits				4,839,680
280G Tax Gross-up			2,886,440
Total:		$8,188,610	$13,358,221	$12,376,743	$12,316,418

Michael R. Webb

		Involuntary	Change of Control:
Executive Benefits and Payments	Voluntary	Not for Cause	Involuntary or Good
Upon Termination as of 12-29-06	Termination	Termination	Reason Termination	Disability	Death
Compensation:
Base Salary		$1,150,000	$1,725,000	$575,000	$575,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			1,725,000
Pro Rated Bonus		1,057,669		1,057,669	1,057,669
Partial Bonus			575,000
Long Term Incentives
Performance Units
2004-2006 (performance period)		567,000	283,500	567,000	567,000
2005-2007 (performance period)		625,988	381,700	625,988	625,988
2006-2008 (performance period)		260,819	416,200	260,819	260,819
Stock Options
Unvested and Accelerated		632,175	632,175	632,175	632,175
Restricted Stock
Unvested and Accelerated		920,122	920,122	920,122	920,122
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			127,992	127,992	127,992
Post-retirement Health Care		30,343	41,626
Life Insurance Proceeds					3,636,983
Disability Insurance Benefits				4,308,583
280G Tax Gross-up			1,836,394
Total:		$5,244,115	$8,664,709	$9,075,348	$8,403,748

James M. Shelger

		Involuntary	Change of Control:
Executive Benefits and Payments	Voluntary	Not for Cause	Involuntary or Good
Upon Termination as of 12-29-06	Termination	Termination	Reason Termination	Disability	Death
Compensation:
Base Salary		$800,000	$1,200,000	$400,000	$400,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			720,000
Pro Rated Bonus		441,462		441,462	441,462
Partial Bonus			240,000
Long Term Incentives
Performance Units
2004-2006 (performance period)	$294,000	294,000	147,000	294,000	294,000
2005-2007 (performance period)	263,548	263,548	160,700	263,548	263,548
2006-2008 (performance period)	104,340	104,340	166,500	104,340	104,340
Stock Options
Unvested and Accelerated	218,443	218,443	218,443	218,443	218,443
Restricted Stock
Unvested and Accelerated	391,222	391,222	391,222	391,222	391,222
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			71,101	71,101	71,101
Post-retirement Health Care		30,343	41,626
Life Insurance Proceeds					2,414,174
Disability Insurance Benefits				1,922,510
280G Tax Gross-up			816,489
Total:	$1,271,553	$2,543,358	$4,173,081	$4,106,626	$4,598,290

Eric D. Tanzberger

		Involuntary	Change of Control:
Executive Benefits and Payments	Voluntary	Not for Cause	Involuntary or Good
Upon Termination as of 12-29-06	Termination	Termination	Reason Termination	Disability	Death
Compensation:
Base Salary		$600,000	$900,000	$300,000	$300,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			405,000
Pro Rated Bonus		331,097		331,097	331,097
Partial Bonus			135,000
Long Term Incentives
Performance Units
2004-2006 (performance period)		157,000	78,500	157,000	157,000
2005-2007 (performance period)		131,856	80,400	131,856	131,856
2006-2008 (performance period)		91,305	145,700	91,305	91,305
Stock Options
Unvested and Accelerated		97,569	97,569	97,569	97,569
Restricted Stock
Unvested and Accelerated		336,210	336,210	336,210	336,210
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			40,877	40,877	40,877
Post-retirement Health Care		30,343	41,626
Life Insurance Proceeds					1,600,000
Disability Insurance Benefits				762,519
280G Tax Gross-up			634,183
Total:		$1,775,380	$2,895,066	$2,248,433	$3,085,914

Jeffrey E. Curtiss

		Involuntary	Change of Control:
Executive Benefits and Payments	Voluntary	Not for Cause	Involuntary or Good
Upon Termination as of 12-29-06	Termination	Termination	Reason Termination	Disability	Death
Compensation:
Base Salary		$55,554	$55,554	$55,554
Annual Performance-Based Incentive Paid in Cash
Target Bonus
Pro Rated Bonus
Partial Bonus
Long Term Incentives
Performance Units
2004-2006 (performance period)		313,000	156,500	313,000	$313,000
2005-2007 (performance period)		296,512	180,800	296,512	296,512
2006-2008 (performance period)
Stock Options
Unvested and Accelerated		191,088	191,088	191,088	191,088
Restricted Stock
Unvested and Accelerated		233,024	233,024	233,024	233,024
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated			68,051	68,051	68,051
Post-retirement Health Care		13,389	13,389	13,389
Life Insurance Proceeds					450,000
Disability Insurance Benefits				95,314
280G Tax Gross-up			0
Total:		$1,102,566	$898,406	$1,265,932	$1,551,674

Below is a description of the assumptions that were used in creating the tables above.

  Base Salary and Annual Performance-Based Incentive Paid in Cash

The amounts of these elements of compensation are governed by the employment agreements. See “Executive Employment Agreements” herein above. At December 29, 2006, each of the employment agreements had a term expiring December 31, 2007, except that Mr. Curtiss’ agreement expires February 9, 2008. In addition, the meaning of “change of control” as used in the tables is set forth in the employment agreements.

  Performance Units, Stock Options and Restricted Stock

The amounts pertaining to the performance units, stock options and restricted stock are governed by the terms of their respective awards. See the discussion following the table “Grants of Plan-Based Awards” herein above.

As discussed previously, performance units vest 100% upon a change of control and are paid at target. For other terminations (including death, disability, certain retirements and termination not for cause), the performance units become vested pro rata, but are not paid until after the expiration of their three year periods. For purposes of the tables above, these pro rata payments are estimated based upon calculations which assume the performance period of each performance unit ended December 29, 2006. Regarding the performance units for the 2004-2006 performance period, the amounts reported in the columns for terminations other than Change of Control represent the awards actually payable at the end of the three year performance period and do not represent any enhancements due to termination of employment.

For stock option amounts, the tables provide values for options which would become vested upon a termination event. The values are based upon the difference between the closing market price of SCI stock of $10.25 per share on December 29, 2006, and the actual exercise prices of the options. The amounts of unvested options and their exercise prices are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2006” herein above.

For restricted stock amounts, the tables provide values for restricted stock which would become vested upon termination events shown in the tables. The values are calculated by multiplying the unvested amounts of restricted stock by $10.25, the closing market price of SCI stock on December 29, 2006. The amounts of unvested restricted stock are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2006” herein above.

  Other Benefits

In the tables, the amounts of Nonqualified Deferred Compensation are the unvested amounts pertaining to each executive’s interest in the 2005 Executive Deferred Compensation Plan. For a discussion of vesting, see the discussion following the table “2006 Nonqualified Deferred Compensation” herein above.

The amounts of Post-retirement Health Care represent Company estimates of the value of these benefits.

The amounts of Disability Insurance Benefits are based upon the present value of the future stream of disability payments the executive would receive if he remained disabled for the maximum period covered by the insurance policies. The present value calculations were made using an assumed interest rate of 5.5% per year.

  280G Tax Gross-up

Upon a change in control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executives as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon executive as a result of the Company’s reimbursement of the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% medicare tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to executive executing a non-competition agreement.

  Compensation of Directors

The compensation of directors is described under “Election of Directors — Director Compensation” herein above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Board members who served on the Compensation Committee during 2006 were Messrs. Alan R. Buckwalter, III, Anthony L. Coelho, S. Malcolm Gillis, Victor L. Lund and John W. Mecom, Jr. No member of the Compensation Committee in 2006 or at present was or is an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

CERTAIN TRANSACTIONS

In April 2006, the Company, pursuant to approval by the Compensation Committee, paid Harris E. Loring, III, Vice President and Treasurer, $381,000 in consideration of the cancellation of his stock option to acquire 100,000 shares of SCI Common Stock at an exercise price of $4.40 per share. The Company granted the option to Mr. Loring in April 2001.

In October 2006, the Company, pursuant to approval by the Compensation Committee, paid Christopher H. Cruger, Vice President Business Development, $44,700 in consideration of the cancellation of his stock option to acquire 15,000 shares of SCI Common Stock at an exercise price of $6.34 per share. The Company granted the option to Mr. Cruger in October 2001.

For 2006, SCI paid $128,605 in compensation and 401(k) plan contributions to Mr. Kevin Mack in his capacity as an employee of the Company. Mr. Mack is the brother of Mr. Stephen M. Mack, Senior Vice President Middle Market Operations of the Company.

In 1996, the family of Mr. Sumner James Waring, III, Senior Vice President Major Market Operations, sold its business to SCI. In the transaction, the Company issued, among other consideration, to Mr. Waring’s father convertible debentures which matured in 2006 and for which the Company paid $102,172 in interest and $2,120,000 in principal in 2006 to Mr. Waring’s father. Also in the transaction, Mr. Waring’s father entered a noncompetition agreement under which the Company paid him $100,000 per year for ten years. These payments ended in 2006. Mr. Waring’s father also has a Consulting Agreement expiring in 2007 under which the Company paid him fees (and an automobile allowance) of $81,000 for 2006 and will pay him $81,000 in 2007. In addition, Mr. Waring’s father and mother own a company that leases an office building to SCI under a lease expiring in 2007 and providing for rent of $65,400 in 2006 and in 2007. Mr. Waring’s father and mother also own a company that leases funeral homes to SCI under a lease expiring in 2016, for which the Company paid rent of $200,000 in 2006.

Barrow, Hanley, Mewhinney & Strauss, Inc. (“BHMS”) is a holder of more than 5% of the outstanding shares of Common Stock of the Company. During 2006, BHMS was one of the investment managers of portfolios of independent trusts which hold funds collected from consumers in connection with preneed funeral sales and preneed cemetery sales. The process by which such portfolio managers are chosen and overseen is outlined above under the section entitled “Board of Directors — Board Committees — Investment Committee”. During 2006, BHMS managed on average approximately $190,863,000 for such trusts and was managing approximately $195,169,000 at the end of 2006. Such trusts are prohibited from investing in SCI stock or other SCI securities. For such services, the trusts paid fees of $508,165 to BHMS for 2006. It is expected that BHMS will continue to act as an investment manager for such trusts during 2007.

In February 2007, the Company adopted a written policy regarding “related person transactions” which are required to be disclosed under SEC rules. Generally, these are transactions that involve (i) the Company, (ii) a director, officer or 5% shareholder, or family member or affiliates, and (iii) an amount over $120,000. Under the policy, our General Counsel will review any related person transaction with our Nominating and Corporate Governance Committee or its Chairman. Then, the committee or the Chairman will make a determination whether the transaction is consistent with the best interests of the Company and our stockholders. In February 2007, the Nominating and Corporate Governance Committee, reviewed and approved the transactions reported above.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The table below sets forth information with respect to any person who is known to the Company as of March 15, 2007 to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount
Name and Address	Beneficially		Percent
of Beneficial Owner	Owned		of Class

Barrow, Hanley, Mewhinney & Strauss, Inc.	31,372,200	(1)	10.7%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
FMR Corp., Fidelity Management & Research Company, Fidelity Leveraged Co. Stock Fund and Edward C. Johnson, 3d	44,896,525	(2)	15.3%
82 Devonshire Street Boston, Massachusetts 02109
Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and O. Mason Hawkins	16,982,500	(3)	5.8%
6410 Poplar Ave., Suite 900 Memphis, TN 38119
Vanguard Windsor Funds — Vanguard Windsor II Fund 23-2439135	29,373,600	(4)	10.0%
(“Windsor II”) 100 Vanguard Blvd Malvern, Pennsylvania 19355

(1)	Based on a filing made by Barrow, Hanley, Mewhinney & Strauss, Inc. on February 9, 2007, which reported sole voting power for 751,200 shares, shared voting power for 30,621,000 shares, sole investment power for 31,372,200 shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 29,373,600 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

(2)	Based on a filing made by the named companies and person on February 14, 2007, which reported sole voting power for 4,039,795 shares, shared voting power for no shares, sole investment power for 44,896,525 shares and shared investment power for no shares.

(3)	Based on a filing made by the named companies and person on February 12, 2007, which reported sole voting power for no shares, shared voting power for 16,719,400 shares, sole investment power for 263,100 shares and shared investment power for 16,719,400 shares.

(4)	Based on a filing made by the named fund on February 15, 2007, which reported sole voting power for 29,373,600 shares, shared voting power for no shares, sole investment power for no shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 29,373,600 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

The table below sets forth, as of March 15, 2007, the amount of the Company’s Common Stock beneficially owned by each Named Executive Officer (other than Jeffrey E. Curtiss who is no longer an officer), each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have sole voting and investment power, unless otherwise noted. Securities that have been pledged are disclosed in the notes.

			Right to Acquire Ownership
	Shares		Under Options Exercisable	Percent
Name of Individual or Group	Owned		Within 60 Days	of Class

R. L. Waltrip	1,723,026	(1)	6,678,269	2.7%
Thomas L. Ryan	443,532		804,800	*
Michael R. Webb	298,927		705,899	*
James M. Shelger	206,742		1,084,486	*
Eric D. Tanzberger	98,523		369,300	*
Alan R. Buckwalter	57,587	(2)	—	*
Anthony L. Coelho	91,735	(3)	—	*
A. J. Foyt, Jr.	139,628	(4)	—	*
Malcolm Gillis	30,165		—	*
Victor L. Lund	81,767		—	*
John W. Mecom, Jr.	70,199		—	*
Clifton H. Morris, Jr.	114,227	(5)	—	*
W. Blair Waltrip	2,136,202	(6)	—	*
Edward E. Williams	239,660		—	*
Executive Officers and Directors as a Group (25 persons)	5,997,714		11,732,579	5.8%

*	Less than one percent

(1)	Includes 468,384 shares held in trusts under which Mr. R. L. Waltrip’s three children, as trustees, share voting and investment powers; Mr. R.L. Waltrip disclaims beneficial ownership of such shares. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (5). Also includes 470,133 shares held by trusts of which Mr. R. L. Waltrip is the trustee having sole voting and investment powers, of which 359,419 shares are pledged.

(2)	Includes 3,400 shares held by Mr. Buckwalter as custodian for family members. Mr. Buckwalter has sole voting and investment power for such shares and disclaims beneficial ownership of such shares.

(3)	Includes 36,300 shares owned by Mr. Coelho which are pledged.

(4)	Includes 17,885 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares. Also includes 200 shares owned by Mr. Foyt’s wife.

(5)	Includes 4,034 shares owned by Mr. Morris’ wife. Mr. Morris disclaims beneficial ownership of such shares.

(6)	Includes 152,204 shares held in a trust for the benefit of Mr. W. Blair Waltrip, 1,072,224 shares held in trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 105,357 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (1). Also includes 90,000 shares held by a charitable foundation of which Mr. W. Blair Waltrip is President.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance and the performance of the Company’s internal audit function. The Audit Committee’s functions are detailed in the section entitled “Board of Directors — Board Committees — Audit Committee” above. The Audit Committee Charter is available for viewing on the SCI’s home page, www.sci-corp.com, and is also available in print to any shareholder who requests it.

Each member of the Audit Committee is independent and financially literate, as defined by the New York Stock Exchange rules, and is limited to serving on no more than three audit committees. The Board of Directors has appointed, and the Audit Committee has acknowledged, Mr. Victor L. Lund, Chairman of the Audit Committee, as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent accountants. Specifically, the Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented. The Committee received a written disclosure letter from the Company’s independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented. The Committee has also reviewed the independence of the independent accountants considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2006 fiscal year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Victor L. Lund, Chair
Alan R. Buckwalter, III
Malcolm Gillis
Clifton H. Morris
Edward E. Williams

PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors of the Company has recommended PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the independent accountants for the Company for the fiscal year ending December 31, 2007. PricewaterhouseCoopers and its predecessors have audited the Company’s accounts since 1993. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions at such meeting. The Audit Committee wishes to submit the selection of PricewaterhouseCoopers for shareholders’ approval at the Annual Meeting. If the shareholders do not give approval, the Audit Committee will reconsider its selection.

Audit Fees and All Other Fees

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy permits the Audit Committee to grant pre-approval for specifically defined audit and non-audit services. All of the fees set forth below were pre-approved by the Audit Committee.

  Audit Fees

Fees for audit services were $6,588,000 in 2006 and $7,012,848 in 2005, including fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the reviews of the Company’s quarterly reports on Form 10-Q.

  Audit Related Fees

Fees for audit related services totaled $201,000 in 2006 and $-0- in 2005. Audit related services in 2006 were related to accounting consultations in connection with the Alderwoods acquisition.

  Tax

Fees for tax services, including tax compliance, tax advice and tax planning, were $35,000 in 2006 and $243,182 in 2005. Fees for tax services in both years were primarily related to compliance work in the Company’s international operations.

  All Other Fees

Fees for all other services not described above were approximately $3,500 in 2006 and $3,198 in 2005. Amounts for both years were for research database licensing fees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

PROPOSAL TO APPROVE THE AMENDED 1996 INCENTIVE PLAN

The Board of Directors of the Company has adopted, subject to approval by shareholders, amendments to the Service Corporation International Amended 1996 Incentive Plan (the “Amended Plan”) to:

(1)	increase the total number of shares of common stock available for grant under the Amended Plan from 24,000,000 shares to 34,000,000 shares,

(2)	provide that the maximum number of shares of common stock that may be issued on or after May 9, 2007 to any employee pursuant to a restricted stock award, a stock equivalent unit and a performance grant is an aggregate of 1,000,000 shares,

(3)	provide that any shares of common stock withheld or reacquired by the Company in satisfaction of a tax withholding obligation will not available for future grants under the Amended Plan,

(4)	eliminate any discretion in the making of equitable adjustments to awards under the Amended Plan in the event of certain changes in the Company’s capital structure,

(5)	eliminate any discretion to issue substitute options with terms and conditions that vary from those set forth in the Amended Plan,

(6)	increase the limitations on certain forms of awards,

(7)	extend the term of the Amended Plan such that no award may be granted thereunder after May 9, 2007,

(8)	provide that employees may satisfy tax withholding obligations in whole or in part by delivery to the Company of shares of common stock, and

(9)	revise certain other provisions of the Amended Plan to conform to applicable rules and regulations, including, without limitation, Section 409A of the Internal Revenue Code.

The Company is amending the Amended Plan because it believes that it must retain flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in the industry. Approval of this proposal is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE AMENDED PLAN.

The following description of the Amended Plan, as proposed to be amended by this proposal, is qualified in its entirety by reference to the full text of the Amended Plan, as proposed to be amended by this proposal, which is attached to this Proxy Statement as Annex A.

Description of the Amended Plan

Purpose

The purpose of the Amended Plan is to provide a means whereby certain key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company believes that the possibility of participation in the Amended Plan through (i) receipt of incentive or nonqualified stock options (“Stock Options”), (ii) the grant of certain bonuses (“Bonus Awards”) based on achievement of pre-established performance goals (some or all of which Bonus Awards may be paid in Common Stock), (iii) the award of restricted stock (“Restricted Stock Awards”), (iv) the grant of stock equivalent units (“Stock Equivalent Units”), and (v) the grant of performance awards (“Performance Grants”) based on the achievement of pre-established performance goals (some or all of which Performance Grants may be paid in Common Stock) (Stock Options, Bonus Awards, Restricted Stock Awards, Stock Equivalent Units and Performance Grants shall be collectively referred to herein as “Awards”), will provide key employees an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

Term

The Service Corporation International 1996 Incentive Plan was effective February 15, 1996. The Amended Plan shall become effective May 9, 2007, if approved by shareholders. No Award may be granted under the Amended Plan after May 9, 2017.

Administration

The Amended Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised solely of at least two members who are both Disinterested Persons and Outside Directors (each as defined in the Amended Plan). No member of the Committee is eligible to participate in the Amended Plan. All questions of interpretation and application of the Amended Plan and Awards shall be determined by the Committee.

Participation

Participation in the Amended Plan is limited to key employees (“Employees”) selected by the Committee. The Company estimates approximately 250 Employees will be eligible to participate in the Amended Plan.

Shares of Stock Available For Awards

A total of 34,000,000 shares of Common Stock are available for issuance under, or in payment of, the Awards. The shares may be treasury shares or authorized but unissued shares. In the event an Award expires or terminates for any reason or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Amended Plan. However, any shares of Common Stock that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation shall not be available for future Awards under the Amended Plan.

The maximum number of shares of Common Stock which may be issued in payment of Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units and Performance Grants payable in stock during the life of the Amended Plan is 4,500,000 shares. The maximum number of shares of Common Stock that may be issued on or after May 9, 2007 to any Employee during the term of the Amended Plan pursuant to a Restricted Stock Award, a Stock Equivalent Unit and a Performance Grant is an aggregate of 1,000,000 shares.

As of February 28, 2007, under the Amended Plan, an aggregate of 23,991,483 shares of Common Stock (i) have been issued under or in payment of Awards or (ii) are available for issuance under or in payment of Awards that have been made, leaving 8,517 shares of Common Stock currently available for use by the Company in making Awards. On February 28, 2007, the closing price of the Common Stock on the New York Stock Exchange was $11.73 per share.

The Amended Plan provides that the number of shares subject thereto and shares covered by Stock Options outstanding shall be equitably adjusted in the event of stock dividends, stock splits, or other capital adjustments before delivery by the Company of all shares subject to the Amended Plan.

Compensation Deduction Limitation

In the Omnibus Budget Reconciliation Act of 1993 (“OBRA”), Congress enacted Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executives (“covered employees”). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company.

OBRA provides an exception (Section 162(m)(4)(C)) from this deduction limitation for certain “performance-based compensation” if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised of outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms of the performance goals by the shareholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The Amended Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options, Bonus Awards and Performance Grants. Therefore, if the Amended Plan is re-approved by shareholders, the Company anticipates being entitled to continue to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option, the early disposition of shares of stock acquired by exercise of an Incentive Option, and the payment of Bonus Awards or Performance Grants in Common Stock or in cash.

Stock Options

The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Award Agreement which incorporates the terms of the Amended Plan.

The Stock Option price may not be less than 100% of the “Fair Market Value” (as defined in the Amended Plan) of the Common Stock on the date of grant and may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Amended Plan) of the Company (i) the Incentive Option price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years.

Exercise of Options

Stock Options may be exercisable by written notice of exercise and payment of the Stock Option price in cash, or in previously owned shares of Common Stock or an attestation to ownership thereof valued at fair market value on the date of exercise, or in any other form of payment acceptable to the Committee. Special rules apply which limit the time of exercise of an Incentive Option following an Employee’s termination of employment. The Committee may impose restrictions on the exercise of any Stock Option. In the event of a “Change of Control”

(as defined in the Amended Plan), all Stock Options then outstanding become immediately exercisable in full. The Stock Options should qualify as “performance-based compensation” for purposes of Section 162(m).

Bonus Awards

The Committee may designate certain Employees who become eligible to earn a Bonus Award if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Bonus Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the terms of a Bonus Award, if any, for each measurement period selected by the Committee, which shall not be greater than one year. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Bonus Award may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Bonus Award payable to any one Employee in a single measurement period may not exceed $5,000,000, and in each calendar year may not exceed $6,000,000. The Committee retains the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) to enable the Company to deduct in full the total payment of any Bonus Award as “performance-based compensation”.

Performance Grants

The Committee may designate certain Employees who become eligible to receive a Performance Grant if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Performance Grant, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the terms of a Performance Grant, if any, for each performance cycle. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Performance Grant may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Performance Grant payable to any Employee during a performance cycle may not exceed $5,000,000. The Committee retains the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) to enable the Company to deduct in full the total payment of any Performance Grant as “performance-based compensation.”

Restricted Stock Awards

The Committee may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of a Restricted Stock Award, including forfeiture restrictions, forfeiture restriction periods, and performance criteria, if any, with respect to the Restricted Stock Award.

Stock Equivalent Units

The Committee may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Stock Equivalent Units, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of an award of Stock Equivalent Units, including the number of units, the terms of redemption, and the performance criteria, if any. The maximum number of Stock Equivalent Units which may be awarded to any Employee during the term of the Amended Plan is 400,000 units.

Limits on Transferability

Except as set forth below, the Awards granted under the Amended Plan will not be transferable by Employees, except by will or under the laws of descent and distribution, and will be exercisable only during the Employee’s lifetime by the Employee. The Committee may grant Awards transferable, without payment of consideration, to immediate family members (as defined in the Amended Plan) of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Options may be subsequently transferred by the transferee only by will or under the laws of descent and distribution, or, without payment of consideration, to immediate family members of the Employee.

Amendment or Termination of Amended Plan

The Board of Directors of the Company may amend, terminate or suspend the Amended Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Amended Plan without the approval of the Company’s shareholders. To the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Incentive Option price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company’s shareholders.

Federal Tax Consequences

This general tax discussion is intended for the information of the shareholders of the Company considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Plan. Different tax rules may apply to specific participants and transactions under the Amended Plan.

The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee’s alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the “Waiting Period”) will generally recognize a long-term capital gain or loss on the sale.

An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an “Early Disposition”) generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the Employee’s holding period for the shares. If the shares are sold for less than the Incentive Option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

The grant of Nonqualified Options under the Amended Plan will not result in the recognition of any taxable income by the Employee. In addition, the transfer of Nonqualified Options granted under the Amended Plan by the Employee to the Employee’s immediate family members will not result in the recognition of any taxable income by the Employee at the time of the transfer. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) equal to the excess, if any, of (i) the fair market value of the shares received on exercise (determined as of the exercise date), over (ii) the exercise price. The tax basis of these shares received on exercise of the Nonqualified Options (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) for purposes of a subsequent sale of the shares is equal to the sum of (i) the Nonqualified Option price paid for the shares and (ii) the ordinary income recognized on exercise of the Nonqualified Option (i.e., the fair market value of the shares on the exercise date). The income reported by the Employee on exercise of a Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) is subject to federal income tax and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) in the year in which the Employee reports such income, subject to the $1,000,000 per year per Employee compensation deduction limitation for covered employees as discussed hereinabove.

Bonus Awards, Performance Grants and Stock Equivalent Units paid in cash generally result in taxable income to the recipient and a compensation deduction by the Company at the time the cash payment is made. Bonus Awards and Performance Grants paid in shares of Common Stock result in taxable income to the recipient at the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Awards, Performance Grants and Stock Equivalent Units are subject to federal income and employment tax withholding.

Restricted Stock Awards are not subject to taxation at the time of grant because the shares are subject to forfeiture if the vesting criteria are not met. Accordingly, the Company is not entitled to a compensation deduction at that time. When the Restricted Stock vests the employee will have taxable income based upon the fair market value on the date vesting occurs. The Company will then be entitled to a corresponding compensation deduction.

Plan Benefits

The Company is not currently able to determine the amount of Awards that will be received in the future by any of the persons eligible to receive an Award under the Amended Plan. With respect to annual performance-based incentives paid in cash, restricted stock, stock options and performance units granted in 2006 to the Named Executive Officers, see the table above under the caption “Grants of Plan-Based Awards.” For grants in 2007, see the tables in the Compensation Discussion and Analysis above under the captions “Annual Performance-Based Incentives Paid in Cash” and “2007 Long-Term Incentive Awards.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDED 1996 INCENTIVE PLAN.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2006 were timely filed.

Proxy Solicitation

In addition to solicitation by mail, further solicitation of proxies may be made by mail, facsimile, telephone or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners. In addition, the Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies from shareholders generally in connection with the Annual Meeting of Shareholders. Such solicitations may be by mail, facsimile, telephone or personal interview. The fee of such firm is not expected to exceed $12,000 plus reimbursement for reasonable expenses.

Other Business

The Board of Directors of the Company is not aware of other matters to be presented for action at the Annual Meeting of Shareholders; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Submission of Shareholder Proposals

Any proposal to be presented by a shareholder at the Company’s 2008 Annual Meeting of Shareholders must be received by the Company by December 8, 2007, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

Pursuant to the Company’s Bylaws, any holder of Common Stock of the Company desiring to bring business before the Company’s 2008 Annual Meeting of Shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must give advance written notice in accordance with the Bylaws that is received by the Company, addressed to the Secretary, no earlier than January 10, 2008 and no later than January 30, 2008. Any notice pursuant to this or the preceding paragraph should be addressed to the Secretary of the Company, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

To avoid unnecessary expense, please return your proxy regardless of the number of shares that you own. Simply date, sign and return the enclosed proxy in the enclosed business reply envelope. Thank you.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

April 6, 2007

ANNEX A

SERVICE CORPORATION INTERNATIONAL

AMENDED 1996 INCENTIVE PLAN

ARTICLE I

PLAN

1.1 Purpose.  The Service Corporation International Amended 1996 Incentive Plan is intended to provide a means whereby certain Employees of the Company and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain Employees Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Bonus Awards, Restricted Stock Awards, Stock Equivalent Units and Performance Grants, subject to the terms of the Plan.

1.2 Effective Date of Plan.  The Service Corporation International 1996 Incentive Plan was effective February 15, 1996. The Plan shall be effective May 9, 2007 if it shall have been approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at a duly held shareholders’ meeting. No Award shall be granted pursuant to the Plan after May 9, 2017.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1 “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2 “Award” means an award or grant made to an Employee under Articles V through IX herein.

2.3 “Award Agreement” means the written agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.

2.4 “Board of Directors” or “Board” means the board of directors of the Company.

2.5 “Bonus Award” means an Award, denominated in cash or in Stock, made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.6 “Change of Control” means the happening of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (a): (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of “Change of Control” are satisfied; or

(b) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection (b), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be both Disinterested Persons and Outside Directors.

2.9 “Company” means Service Corporation International, a Texas corporation.

2.10 “Disability” means the inability of the Employee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

2.11 “Disinterested Person” means a “Non-Employee Director” as that term is defined in Rule 16b-3 under the Exchange Act.

2.12 “Employee” means a key employee employed by the Company or any Affiliate to whom an Award is granted.

2.13 “Fair Market Value” of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market; or (c) if the Stock is not listed on the Nasdaq National Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee.

2.14 “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.

2.15 “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.

2.16 “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

2.17 “Outside Director” means a member of the Board of Directors serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

2.18 “Performance Grant” means an Award, denominated in cash or in Stock, made to an Employee under Article IX which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.19 “Plan” means the Service Corporation International Amended 1996 Incentive Plan, as set out in this document and as it may be amended from time to time.

2.20 “Restricted Stock” means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VII.

2.21 “Stock” means the common stock of the Company, $1.00 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.22 “Stock Equivalent Unit” means an Award made to an Employee under Article VIII that entitles the Employee to receive an amount in cash equal to the Fair Market Value of one share of Stock on the date of redemption of such Stock Equivalent Unit, and which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.23 “10% Shareholder” means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

ARTICLE III

ELIGIBILITY

The individuals who shall be eligible to receive Awards shall be those Employees as the Committee shall determine from time to time. However, no non-Employee director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if receipt of it would cause the individual not to be a Disinterested Person or Outside Director.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 Authority to Grant Awards. The Committee may grant Awards to those Employees as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee shall be as determined by the Committee. Except for Bonus Awards, each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. Except as otherwise provided herein, no Award granted pursuant to the Plan shall vest in whole or in part in less than six months after the date the Award is granted. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. After considering the effects of any action on Section 162(m) of the Code, the Committee may, in its discretion, waive or accelerate any restrictions to which the Options, Restricted Stock Awards and Stock Equivalent Units may be subject; provided, however that the Committee may not alter, amend or modify pre-established performance based criteria to which any Award may be subject.

4.2 Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 34,000,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock and Stock Equivalent Units with respect to which Awards may be granted during the life of the Plan as Bonus Awards payable in stock, Restricted Stock Awards, Stock Equivalent Units, and Performance Grants payable in stock is an aggregate of 4,500,000 shares. The maximum number of shares of Stock that may be issued on or after May 9, 2007 to any Employee during the term of the Plan pursuant to a Restricted Stock Award, a Stock Equivalent Unit and a Performance Grant is an aggregate of

1,000,000 shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

In the event that any Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to that Award may again be subject to an Award under the Plan. Any shares of Stock withheld or reacquired by the Company in satisfaction of a tax withholding obligation, as permitted in Section 12.3, will not again be subject to an Award under the Plan.

4.3 Non-Transferability. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee’s lifetime, only by the Employee. The Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests. With respect to all options outstanding under the Service Corporation International 1996 Incentive Plan which prior to the effective date of this Plan have been approved to be or become transferable to immediate family members, such options are hereby amended to be transferable to immediate family members pursuant to and in accordance with the provisions of this Section 4.3.

4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.

4.5 Changes in the Company’s Capital Structure.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in the outstanding shares of Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all of part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make equitable adjustments in the terms of any Award or the number of shares of Stock available for Awards, subject to Section 162(m) of the Code, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

4.6 Termination of Employment. Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee’s employment for any reason.

4.7 Election Under Section 83(b) of the Code. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to the Employee under the Plan.

4.8 Change of Control. Upon a Change of Control:

(a) all outstanding Options shall become immediately exercisable to the full extent of the grant. From and after a Change of Control, Nonqualified Options shall remain exercisable for the lesser of (x) the balance of their original term and (y) (i) six months and one day after termination of an Employee’s employment other than due to death, Disability or retirement at or after age 55 or (ii) one year after termination of an Employee’s employment due to death, Disability or retirement at or after age 55. From and after a Change of Control, Incentive Options shall remain exercisable for three months after termination of an Employee’s employment;

(b) all Bonus Awards shall become immediately payable to the fullest extent of the Award regardless of whether the Measurement Period (hereinafter defined) upon which it is based has been completed;

(c) all forfeiture restrictions and forfeiture restriction periods with respect to Restricted Stock Awards shall expire immediately;

(d) all Stock Equivalent Units shall be redeemed by the Company on the twentieth business day after the Change of Control at a price per Stock Equivalent Unit equal to the Fair Market Value per share of the Stock on the date prior to the date of redemption; and

(e) all Performance Grants shall become immediately payable to the fullest extent of the Award regardless of whether the Performance Cycle (hereinafter defined) upon which it is based has been completed.

ARTICLE V

OPTIONS

5.1 Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

5.2 Option Price. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or

(b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

5.3 Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

5.4 Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

5.5 Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (a) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the shares, (b) if acceptable to the Company, Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise, (c) an executed attestation form acceptable to the Company attesting to ownership of Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise and/or (d) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee’s name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.

Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

5.6 Substitution Options.  Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.

5.7 No Rights as Stockholder.  No Employee shall have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.

5.8 Limitations.  The maximum number of Options which may be awarded under this Article V during the term of the Plan shall be 34,000,000 shares, and the maximum number of Options which may be awarded to any Employee under this Article V during the term of the Plan shall be 34,000,000 shares.

ARTICLE VI

BONUS AWARDS

6.1 Bonus Awards and Eligibility.  The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

6.2 Establishment of Bonus Award.  The Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each measurement period selected by the Committee which shall not be greater than one year (the “Measurement Period”). The Committee shall have the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goals are attained.

6.3 Criteria for Performance Goals.  The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

6.4 Committee Certification.  The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Bonus Award by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Bonus Award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

6.5 Payment and Limitations.  Bonus Awards shall be paid on or before the 90th day following both (a) the end of the Measurement Period, and (b) certification by the Committee that the performance goals and any other material terms of the Bonus Award and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Bonus Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under this Article VI for any single Measurement Period shall not exceed $5,000,000; and the maximum amount of any Bonus Awards payable to any one Employee in any calendar year shall not exceed $6,000,000.

ARTICLE VII

RESTRICTED STOCK

7.1 Restricted Stock Awards and Eligibility.  The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Employee, the consideration for such shares, forfeiture restrictions and forfeiture restriction periods, performance criteria, if any, and other rights with respect to the shares.

7.2 Issuance of Restricted Stock.  Upon the grant of a Restricted Stock Award to an Employee, issuance of the stock certificate shall be made in the name of the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

Stock certificates evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Employee may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

7.3 Voting and Dividend Rights.  The Employee shall have the right to receive dividends during any forfeiture restriction period, to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Employee shall not be entitled to delivery of the stock certificate until any forfeiture restriction period shall have expired, (ii) the Company shall retain custody of the stock certificate during the forfeiture restriction period, and (iii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period.

ARTICLE VIII

STOCK EQUIVALENT UNITS

8.1 Stock Equivalent Units and Eligibility.  The Committee, in its sole discretion, may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Stock Equivalent Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Stock Equivalent Units (whether in connection with the termination of employment or otherwise).

8.2 Voting and Dividend Rights.  No Employee shall be entitled to any voting rights or to receive any dividends with respect to any Stock Equivalent Units.

8.3 Redemption of Stock Equivalent Units.  The Committee shall provide in each Award Agreement pertaining to Stock Equivalent Units a procedure for the redemption by the Company of the Stock Equivalent Units. The amount to be paid in cash to an Employee upon redemption of each Stock Equivalent Unit shall be the Fair Market Value of one share of Stock on the date of redemption.

8.4 Valuation of Stock Equivalent Units.  Each Stock Equivalent Unit shall be initially valued at the Fair Market Value of one share of Stock on the date the Stock Equivalent Unit is granted. The value of each Stock Equivalent Unit shall fluctuate with the daily Fair Market Value of one share of Stock. Payment for redemption of Stock Equivalent Units shall be made to the Employee subject to the other applicable provisions of the Plan, including, but not limited to, all legal requirements and tax withholding.

8.5 Limitations.  The maximum number of Stock Equivalent Units which may be awarded to any Employee under this Article VIII during the term of the Plan shall be 400,000 units.

ARTICLE IX

PERFORMANCE GRANTS

9.1 Performance Grants and Eligibility.  The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Performance Grant if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

9.2 Establishment of Performance Grant.  The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee for a period in excess of one year designated by the Committee (the

“Performance Cycle”). The Committee shall have the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goals are attained.

9.3 Criteria for Performance Goals.  The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

9.4 Committee Certification.  The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Performance Grant by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Performance Grant, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

9.5 Payment and Limitations.  Performance Grants shall be paid on or before the 90th day following both (a) the end of the Performance Cycle, and (b) certification by the Committee that the performance goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article IX for a Performance Cycle shall not exceed $5,000,000.

ARTICLE X

ADMINISTRATION

The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the Employees to whom and the time or times at which Awards will be made,

(b) determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan,

(c) determine the terms, provisions and conditions of each Award, which need not be identical,

(d) define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment of the Employee,

(e) subject to Article XI, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate,

(f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

(g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE XI

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE XII

MISCELLANEOUS

12.1 No Establishment of a Trust Fund.  No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

12.2 No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

12.3 Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, Bonus Award or redemption of a Stock Equivalent Unit, or issuance of Stock in payment of Restricted Stock, a Performance Grant or a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation or, except as the Committee may otherwise provide in an Award, the Employee may satisfy such tax obligations in whole or in part by delivery of Stock, including shares of Stock retained from the Award creating the obligation, valued at Fair Market Value. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after (a) the date of exercise, or (b) notice of the Committee’s decision to pay all or part of a Performance Grant or Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant or Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold.

12.4 Indemnification of the Committee and the Board of Directors.  With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Corporation Act.

12.5 Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

12.6 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

12.7 Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

12.8 Other Awards. The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.

12.9 Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

SERVICE CORPORATION INTERNATIONAL 1929 ALLEN PARKWAY HOUSTON, TX 77019
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Service Corporation International, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SERVC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
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SERVICE CORPORATION INTERNATIONAL

Vote On Directors

1.	ELECTION OF DIRECTORS. (The Board recommends a vote FOR all of the nominees).		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except

	Nominees:	01) Alan R. Buckwalter, III
02) Victor L. Lund
		03) John W. Mecom, Jr.	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal 2007. (The Board recommends a vote FOR this proposal).	☐	☐	☐

3.	Approval of a proposal to approve the Amended 1996 Incentive Plan. (The Board recommends a vote FOR this proposal).	☐	☐	☐

Please mark, sign, date and
return this proxy promptly
using the enclosed envelope.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement. Please sign exactly as the name appears hereon. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SERVICE CORPORATION INTERNATIONAL
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For The Annual Meeting of Stockholders May 9, 2007
The undersigned hereby appoints Thomas L. Ryan, James M. Shelger and Eric D. Tanzberger, and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of Service Corporation International (the “Company”) to be held in the Newmark Group Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas 77090 on Wednesday, May 9, 2007, at 9:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors, FOR approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants and FOR a proposal to approve the Amended 1996 Incentive Plan.
PLEASE VOTE, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
Change of Address/Comments:

(If you noted a Change of Address/Comments above,
please mark corresponding box on the reverse side.)
(Continued and to be dated and signed on the reverse side.)
SERVICE CORPORATION INTERNATIONAL
P.O. BOX 11270
NEW YORK, N.Y. 10203-0270